UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

(Amendment No.     )

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TESSERA TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TESSERA TECHNOLOGIES, INC.

3099 Orchard Drive

San Jose, CA 95134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 17, 2007

The Annual Meeting of Stockholders of Tessera Technologies, Inc. will be held on Thursday, May 17, 2007 at 2:30 p.m. Eastern Daylight Time, at Tessera North America, 9815 David Taylor Drive, Charlotte, NC 28262, for the following purposes:

1.	To elect seven members of the Board of Directors to hold office until the next annual meeting or until their successors are duly elected and qualified;

2.	To approve the Company’s 2007 Performance Bonus Plan for Executive Officers and Key Employees;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for its fiscal year ending December 31, 2007; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 26, 2007, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders, or at any adjournments of the Annual Meeting of Stockholders.

In order to ensure your representation at the Annual Meeting of Stockholders, you are requested to submit your proxy via the Internet, by telephone or by signing and dating the enclosed proxy as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). If you attend the Annual Meeting of Stockholders and file with the Corporate Secretary of the Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used.

All stockholders are cordially invited to attend the Annual Meeting of Stockholders.

By Order of the Board of Directors

TESSERA TECHNOLOGIES, INC.

MICHAEL A. FORMAN Corporate Secretary

San Jose, California

April 6, 2007

TESSERA TECHNOLOGIES, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

May 17, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement is furnished in connection with the solicitation of proxies in the form enclosed for use at the Annual Meeting of Stockholders (the “Annual Meeting”) of Tessera Technologies, Inc. (the “Company”), a Delaware corporation, to be held at 2:30 p.m. Eastern Daylight Time on Thursday, May 17, 2007 and at any adjournments or postponements thereof for the following purposes:

•	To elect seven members of the Board of Directors to hold office until the next annual meeting or until their successors are duly elected and qualified;

•	To approve the Company’s 2007 Performance Bonus Plan for Executive Officers and Key Employees;

•	To ratify the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for its fiscal year ending December 31, 2007; and

•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Annual Meeting will be held at Tessera North America, 9815 David Taylor Drive, Charlotte, NC 28262. This proxy statement and accompanying form of proxy will be mailed to stockholders on or about April 6, 2007.

Solicitation

This solicitation is made on behalf of the our Board of Directors. We will bear the costs of preparing and mailing this proxy statement and other costs of the proxy solicitation made by our Board of Directors. Certain of our officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations. Such solicitations may be made by telephone, facsimile transmission or personal solicitation. No additional compensation will be paid to such officers, directors or regular employees for such services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy material to stockholders.

Voting Rights and Outstanding Shares

Only holders of record of our common stock as of the close of business on March 26, 2007 are entitled to receive notice of, and to vote at, the Annual Meeting. The outstanding common stock constitutes the only class of our securities entitled to vote at the Annual Meeting, and each holder of common stock shall be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. At the close of business on March 26, 2007, there were 47,169,303 shares of common stock issued and outstanding, which were held by approximately 44 holders of record.

A quorum of stockholders is necessary to take action at the Annual Meeting. Stockholders representing a majority of the outstanding shares of our common stock present in person or represented by proxy will constitute a quorum. We will appoint election inspectors for the meeting to determine whether or not a quorum is present, and to tabulate votes cast by proxy or in person at the Annual Meeting.

Directors will be elected by a plurality of votes cast that are present in person or represented by proxy. Abstentions, withheld votes and broker non-votes (which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because such broker or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) are counted as present for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. All other proposals require the affirmative vote of a majority of votes present in person or by proxy at the Annual Meeting. Abstentions therefore have the same effect as negative votes on such proposals, and broker non-votes are not counted for any purpose in determining whether such proposals have been approved.

We request that you vote your shares via the Internet, by telephone or by marking the accompanying proxy card to indicate your votes, signing and dating it, and returning it to the Company in the enclosed envelope. If your completed proxy card is received prior to or at the meeting, your shares will be voted in accordance with your voting instructions. If you sign and return your proxy card but do not give voting instructions, your shares will be voted FOR (1) the election of the Company’s nominees as directors; (2) the ratification of the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for the Company for the fiscal year ending December 31, 2007; (3) the approval of the Company’s 2007 Performance Bonus Plan for Executive Officers and Key Employees; and (4) as the proxy holders deem advisable, in their discretion, on other matters that may properly come before the Annual Meeting.

Voting Electronically Via the Internet or Telephone

Shareholders whose shares are registered in their own names may vote by mail or electronically via the Internet or by telephone. Instructions for voting over the Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting facilities will close at 5:30 p.m. Central Daylight Time on Wednesday, May 16, 2007. If your shares are held in street name, the voting instruction form should indicate whether the institution has a process for beneficial holders to provide voting instructions over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders who receive a paper copy of the proxy statement the opportunity to vote via the Internet or by telephone. If your voting instruction form does not reference Internet or telephone information, please complete and return the paper voting instruction form in the self-addressed, postage-paid envelope provided. Shareholders who vote via the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.

Revocability of Proxies

Any proxy may be revoked at any time before it is exercised by filing with the Corporate Secretary an instrument revoking it or by submitting prior to the time of the Annual Meeting a duly executed proxy bearing a later date. Stockholders who have voted via the Internet or by telephone or have executed and returned a proxy and who then attend the Annual Meeting and desire to vote in person are requested to so notify the Corporate Secretary in writing prior to the time of the Annual Meeting. We request that all such written notices of revocation to the Company be addressed to Michael A. Forman, Vice President, Finance and Corporate Secretary, Tessera Technologies, Inc., at the address of our principal executive offices at 3099 Orchard Drive, San Jose, California 95134. Our telephone number is (408) 894-0700. Stockholders may also revoke their proxy by entering a new vote via the Internet or by telephone.

Stockholder Proposals to be Presented at the Next Annual Meeting

Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may submit to the Board of Directors proposals to be presented at the 2008 annual meeting. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Corporate Secretary at our principal executive offices at the address set forth above no later than December 12, 2007 in order to be considered for inclusion in the proxy materials to be disseminated by the Board of Directors for such annual meeting.

Our Restated Bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be received by our Corporate Secretary at our principal executive offices at the address set forth above no earlier than February 16, 2008 and no later than March 19, 2008. Our Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice.

The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our Board of Directors is currently comprised of seven members. Directors are elected at each annual meeting and hold office until their successors are duly elected and qualified at the next annual meeting. Our Restated Bylaws authorize seven members of the Board of Directors. In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the seven nominees designated below to serve until the 2008 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified. Messrs. Boehlke, Goodrich and Nothhaft and Drs. Joseph, McWilliams, Nagel and Young are current directors. The Board of Directors expects that each of the nominees will be available to serve as a director, but if any such nominee should become unavailable or unwilling to stand for election, it is intended that the shares represented by the proxy will be voted for such substitute nominee as may be designated by the Board of Directors. The Board of Directors has nominated the seven individuals below for election as directors.

Director Nominees

The following table sets forth certain information concerning the nominees for directors of the Company as of March 26, 2007.

Name	Age	Director Since	Position with the Company
Robert J. Boehlke	66	2004	Director
John B. Goodrich	65	2001	Director
Al S. Joseph	74	2001	Director
Bruce M. McWilliams	50	1999	President, Chief Executive Officer and Chairman
David C. Nagel	61	2005	Director
Henry R. Nothhaft	62	2004	Director
Robert A. Young	64	1991	Director

Robert J. Boehlke has served as a member of our Board of Directors since December 2004. Mr. Boehlke currently serves on the board of directors of MEMC Electronic Materials, Inc., a semiconductor wafer manufacturing company. He was the Executive Vice President and Chief Financial Officer for KLA-Tencor, a semiconductor equipment manufacturer, prior to his retirement in 2000. During his 17-year tenure with KLA-Tencor, Mr. Boehlke held a variety of management positions including Chief Operating Officer and Chief Financial Officer. Prior to joining KLA-Tencor, Boehlke was an investment banking partner at Kidder, Peabody & Company, Inc. He received a B.S. in engineering from the U.S. Military Academy at West Point and an M.B.A. with distinction from Harvard University.

John B. Goodrich has served as a member of our Board of Directors since August 2001. Mr. Goodrich is a former member of the law firm of Wilson Sonsini Goodrich & Rosati where he practiced corporate law for 30 years until retiring in January 2002. Wilson Sonsini Goodrich & Rosati formerly served as our outside counsel. Mr. Goodrich is the Chief Executive Officer of MaxSP Corporation, and owns and manages Checkerboard Cattle Company, a privately held cow-calf operating company. Mr. Goodrich presently serves on the boards of Trimble Navigation Limited, an advanced positioning systems company, and on the boards of several private companies, including Alzeta Corporation, a combustion services company, BioNumerik Pharmaceuticals, Inc., a pharmaceutical company, and MaxSP Corporation, a company providing automated computer system support. Mr. Goodrich received a B.A. from Stanford University, a J.D. from the University of Southern California and an L.L.M. in taxation from New York University.

Al S. Joseph, Ph.D. has served as a member of our Board of Directors since August 2001 and is currently a part-time employee, serving as an Executive Vice President. He is an industry consultant and served as Chairman of the Board of Isothermal Systems Research, Inc., an advanced thermal management technology company, from 1998 through 2005. Dr. Joseph founded Vitesse Semiconductor Corporation, Enhanced Energy Systems, Unitive Electronics, Inc., and Quad Design Ltd. He has worked in the semiconductor industry for more than 40 years, 15 of which he spent focused specifically in the semiconductor packaging industry. Dr. Joseph has published 32 papers, was a fellow of the American Institute of Physics, was also a winner of the Chairman Award and National CIT Award and has served on several government committees. Dr. Joseph holds a Ph.D. in physics from Case Western University.

Bruce M. McWilliams, Ph.D. has served as Chief Executive Officer, President and a member of our Board of Directors since June 1999. He became Chairman of the Board in February 2002. From November 1997 to January 1999, he was President and Chief Executive Officer of S-Vision Inc., a silicon chip-based display company which he co-founded. From January 1995 to November 1996, Dr. McWilliams served as Senior Vice President at Flextronics International Ltd., an electronic manufacturing services company. From February 1989 to January 1995, he served as President of nCHIP Inc., a multi-chip module packaging company which he co-founded and which was acquired by Flextronics in 1995. In 2005, he was awarded Ernst & Young’s Northern California Entrepreneur of the Year® award. Dr. McWilliams received a B.S., a M.S. and a Ph.D. in physics from Carnegie Mellon University.

David C. Nagel, Ph.D. has served as a member of our Board of Directors since May 2005. Dr. Nagel was most recently President and Chief Executive Officer of PalmSource, Inc., a company that provides operating system software platforms for mobile information devices, since August 2001. From April 1996 through August 2001, he served as Chief Technology Officer of AT&T Corp., a communications services company, as well as President of AT&T Labs from August 1997 to August 2001 and Chief Technology Officer of Concert, a joint venture between AT&T and British Telecom, from June 1999 to August 2001. From 1988 to April 1996, Dr. Nagel held various positions at Apple Computer, a personal computing device manufacturer, including Senior Vice President, Research and Development. Prior to joining Apple, he was head of human factors research at Ames Research Center. Dr. Nagel is a director of Leapfrog, Inc., ePocrates, Inc. and Arcsoft, Inc. Dr. Nagel received a B.S. and a M.S. in engineering and a Ph.D. in perception and mathematical psychology from the University of California, Los Angeles.

Henry R. Nothhaft has served as a member of our Board of Directors since May 2004. He has served as Chief Executive Officer and Chairman of the Board of Danger Inc., a software company for wireless service providers since October 2002. From May 2001 to October 2002, he served as President and Chief Executive Officer of Endforce, an IP software company, where he remained non-executive Chairman of the Board from October 2002 to March 2005. Mr. Nothhaft joined Concentric Network Corporation, a recognized market leader in Enterprise Virtual Private Networks, high-speed access and electronic commerce enabled web hosting, as President and Chief Executive Officer in 1995, and became Chairman of the Board in 1998. In June 2000, Concentric merged with Nextlink and became XO Communications, Inc., with Mr. Nothhaft serving as Vice Chairman until April 2001. From 1989 to 1994, Mr. Nothhaft was President and Chief Executive Officer of David Systems, a data networking equipment firm. From 1983 to 1989, he held various executive positions and served on the board of directors of DSC Communications Corporation, a telecommunications company that designs, develops, manufactures and markets digital switching, access, transport and private network system products for the worldwide telecommunications marketplace. From 1979 to 1983, Mr. Nothhaft was Vice President of Marketing and Sales for GTE Telenet Communications Corporation (now Sprint), the first public data network provider in the U.S. He received an M.B.A. in Information Systems Technology from George Washington University and a B.S. with distinction in Economics from the U.S. Naval Academy, and is a former officer in the U.S. Marine Corps.

Robert A. Young, Ph.D. has served as a member of our Board of Directors since 1991 and served as Chairman of the Board from 1996 to 2002. Since May 2003, Dr. Young has served as a Managing Director of

Mirador Capital LLC, a private equity firm investing in venture capital and early stage technology companies. From August 1998 to February 2001, Dr. Young served as Chief Executive Officer of Curl Corporation, an Internet infrastructure software company. From 1986 to 1997, Dr. Young was a Managing Director at Dillon, Read & Co., Inc., an investment bank. He was the Managing Partner of Dillon Read’s venture capital funds from 1989 to 1994 and subsequently was head of Technology Banking in corporate finance. Prior to Dillon Read, he held a number of management and executive positions in sales, marketing, development and general management at IBM Corporation. His last position at the IBM Corporation was as President, IBM Instruments, Inc. Dr. Young presently serves on the board of directors of several private information technology companies. He received a B.S. with honors in chemistry from the University of Delaware and a Ph.D. in physical chemistry from the Massachusetts Institute of Technology.

Director Emeritus

In May 2005, the Board of Directors elected D. James Guzy to serve as Director Emeritus effective following our 2005 Annual Meeting. As Director Emeritus, Mr. Guzy is invited to attend Board meetings, but he does not have voting rights. Mr. Guzy serves as Director Emeritus for an initial term of two years, with such position renewable annually thereafter by the Board. Directors Emeritus receive a $15,000 annual cash retainer and are to be available to consult with the CEO or members of our Board of Directors, as requested.

D. James Guzy served as a member of our Board of Directors from June 2000 through May 2005. Since 1969, he has served as President of the Arbor Company, a limited partnership involved in the electronics and computer industry. Mr. Guzy is a director of PLX Technology, Inc., Intel Corporation, Cirrus Logic, Inc., Davis Selected Group of Mutual Funds and Alliance Capital Management Technology Fund. Mr. Guzy received a B.S. from the University of Minnesota and an M.S. from Stanford University.

All directors hold office until our next annual meeting of the stockholders and until their successors have been duly elected or qualified. There are no family relationships between any of our directors or executive officers.

Board of Directors and Committees of the Board

During 2006, the Board of Directors held a total of eight meetings. All directors attended at least 75% of the total number of Board meetings and meetings of Board committees on which the director served during the time he served on the Board or committees, except that Mr. Goodrich attended six Board meetings, three Audit Committee meetings and two Nominating Committee meetings.

The Board of Directors has determined each of the following directors is an “independent director” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers, or NASD: Messrs. Boehlke, Goodrich and Nothhaft and Drs. Nagel and Young.

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating Committee. Each of our Audit Committee, Compensation Committee and Nominating Committee is composed entirely of independent directors in accordance with current Nasdaq listing standards. Furthermore, each member of our Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and related rulemaking of the Securities and Exchange Commission (the “SEC”). The Board of Directors has further determined that Robert A. Young, a member of the Audit Committee of the Board of Directors, is an “Audit Committee Financial Expert,” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC, by virtue of his relevant experience listed in his biographical summary provided above in the section entitled “Proposal 1—Election of Directors.” Copies of our Audit Committee, Nominating Committee and Compensation Committee charters and our corporate governance guidelines are available, free of charge, on our website at http://www.tessera.com. The Board of Directors from time to time constitutes such other committees, including a Strategic Planning Committee, as it deems appropriate to further the purposes of the Board.

Audit Committee. The Audit Committee reviews the work of our internal accounting and audit processes and the Independent Registered Public Accounting Firm. The Audit Committee has sole authority for the appointment, compensation and oversight of our Independent Registered Public Accounting Firm and to approve any significant non-audit relationship with the Independent Registered Public Accounting Firm. The Audit Committee is also responsible for preparing the report required by the rules of the SEC to be included in our annual proxy statement. During 2006, prior to our 2006 Annual Meeting, the Audit Committee was comprised of was comprised of Dr. Young (Chair), Mr. Ekholm and Mr. Goodrich. Following our 2006 Annual Meeting, the Audit Committee was comprised of Dr. Young (Chair), Mr. Boehlke and Mr. Goodrich. Effective upon the adjournment of the 2007 Annual Meeting, the Audit Committee will continue to be comprised of Dr. Young (Chair), Mr. Boehlke and Mr. Goodrich. During 2006, the Audit Committee held five meetings.

Compensation Committee. The Compensation Committee approves our goals and objectives relevant to compensation, stays informed as to market levels of compensation and, based on evaluations submitted by management, recommends to our Board of Directors compensation levels and systems for the Board of Directors and our officers that correspond to our goals and objectives. The Compensation Committee also produces an annual report on executive compensation for inclusion in our proxy statement. During 2006, prior to our 2006 Annual Meeting, the Compensation Committee was comprised of Mr. Nothhaft (Chair), Mr. Boehlke and Dr. Young. Following our 2006 Annual Meeting, the Compensation Committee was comprised of Mr. Boehlke (Chair), Dr. Nagel and Mr. Nothhaft. Effective upon the adjournment of the 2007 Annual Meeting, the Compensation Committee will continue to be comprised of Mr. Boehlke (Chair), Dr. Nagel and Mr. Nothhaft. During 2006, the Compensation Committee held thirteen meetings.

Nominating Committee. The Nominating Committee is responsible for recommending to our Board of Directors individuals to be nominated as directors and committee members. This includes evaluation of new candidates as well as evaluation of current directors. This committee is also responsible for developing and recommending to the Board of Directors our corporate governance guidelines, as well as reviewing and recommending revisions to the guidelines on a regular basis. During 2006, prior to our 2006 Annual Meeting, the Nominating Committee was comprised of Mr. Boehlke (Chair), Mr. Goodrich and Mr. Nothhaft. Following our 2006 Annual Meeting, the Nominating Committee was comprised of Mr. Nothhaft (Chair), Mr. Goodrich and Drs. Nagel and Young. Effective upon the adjournment of the 2007 Annual Meeting, the Nominating Committee will continue to be comprised of Mr. Nothhaft (Chair), Mr. Goodrich and Drs. Nagel and Young. During 2006, the Nominating Committee held three meetings.

Lead Independent Director. Mr. Nothhaft has served as our Lead Independent Director since May 2006. Our Lead Independent Director presides at meetings of our Independent Directors.

Stockholder Communication with the Board of Directors

Our Nominating Committee Charter provides that the committee will consider any candidates recommended by our stockholders.

The director qualifications developed to date focus on what the Board believes to be essential competencies to effectively serve on the Board. The Nominating Committee may consider the following criteria in recommending candidates for election to the board:

•	experience in corporate governance, such as an officer or former officer of a publicly held company;

•	experience in the Company’s industry;

•	experience as a board member of another publicly held company; and

•	technical expertise in an area of the Company’s operations.

Prior to each annual meeting of stockholders at which directors are to be elected, and whenever there is otherwise a vacancy on the Board of Directors, the Nominating Committee will consider incumbent Board members and other well-qualified individuals as potential director nominees. The Nominating Committee will determine whether to retain an executive search firm to identify Board candidates, and if so, will identify the search firm and approve the search firm’s fees and other retention terms and will specify for the search firm the criteria to use in identifying potential candidates, consistent with the director qualification criteria described above. The Nominating Committee will review each potential candidate. Management may assist the Nominating Committee in the review process at the Nominating Committee’s direction. The Nominating Committee will select the candidate or candidates it believes are the most qualified to recommend to the Board for selection as a director nominee. Candidates recommended by a stockholder are evaluated in the same manner as candidates identified by a Nominating Committee member.

Each of the nominees for election as director at the 2007 Annual Meeting is recommended by the Nominating Committee and each nominee is presently a director and stands for re-election by the stockholders. From time to time, the Company pays fees to third party search firms to assist in identifying and evaluating potential nominees, although no such fees have been paid in connection with nominations to be acted upon at the 2007 Annual Meeting.

Stockholders may send correspondence to the Board of Directors, the Lead Independent Director, or any other member of the Board of Directors, c/o the Corporate Secretary at our principal executive offices at the address set forth above. The Corporate Secretary will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. However, the Corporate Secretary will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. The Corporate Secretary will forward stockholder communications to the Board prior to the next regularly scheduled meeting of the Board of Directors following the receipt of the communication.

Director Attendance at Annual Meetings

Directors are encouraged to attend in person the Annual Meeting of Stockholders. Mr. Nothhaft and Drs. Young and McWilliams attended our 2006 Annual Meeting.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2006, each of Messrs. Nothhaft and Boehlke and Drs. Nagel and Young served as members of the Compensation Committee. None of such Compensation Committee members has ever been an officer or employee of Tessera or any of its subsidiaries. In addition, during the fiscal year ended December 31, 2006, no member of our Board of Directors or of our Compensation Committee, and none of our executive officers, served as a member of the board of directors or compensation committee of an entity that has one or more executive officers serving as members of our Board of Directors or our Compensation Committee.

Director Compensation

Our directors do not receive Board meeting fees. Each of our non-employee directors receives a $30,000 annual cash retainer. Each of our non-employee directors serving on a Board committee receives an additional annual cash retainer as follows: $5,000 for Audit Committee members, $2,000 for Compensation Committee and Nominating Committee members and $5,000 for Strategic Planning Committee members. The chairman of our Audit Committee receives an additional $15,000 annual cash retainer, the chairman of our Compensation Committee receives an additional $5,000 annual cash retainer and the chairman of our Nominating Committee receives an additional $3,500 annual cash retainer. In addition, our Lead Independent Director receives an additional $15,000 annual cash retainer. Effective following our 2007 Annual Meeting, each of our non-employee directors will receive a $35,000 annual cash retainer; the additional annual cash retainer for Audit Committee members, the Compensation Committee members, and Nominating Committee members will increase to $10,000, $5,000 and $4,000, respectively; and the annual cash retainer for the chairman of our Audit Committee, the chairman of our Compensation Committee, and the chairman of our Nominating Committee will increase to $22,500, $11,000 and $8,000, respectively. We also reimburse non-employee directors for their travel expenses. Members of the Board who are also our employees do not receive any compensation as directors.

Each of our non-employee directors is automatically granted options to purchase shares of our common stock on the terms and conditions set forth in our Third Amended and Restated 2003 Equity Incentive Plan, or the 2003 Equity Plan, which became effective upon the completion of our initial public offering and was last amended and restated by our stockholders at our 2006 Annual Meeting. Currently, any non-employee director who is elected or appointed to the Board of Directors following the effective date of the 2003 Equity Plan is automatically granted an initial restricted stock award of 10,000 shares on the date of his or her election or appointment to the Board of Directors, with such award vesting over a period of four years with 25% of the shares subject to the award vesting on the first anniversary of the date of grant and the remainder vesting in 12 equal quarterly installments thereafter. In addition, a non-employee director is automatically granted options to purchase 3,000 shares of our common stock and a restricted stock award of 3,000 shares on the date of each annual meeting of our stockholders following the director’s initial election or appointment to the Board of Directors. The annual option grants vest in equal monthly installments over a period of one year. The annual restricted stock awards vest in equal quarterly installments over a period of one year.

The table below sets forth the compensation paid to each non-employee member of our Board of Directors during the fiscal year ended December 31, 2006. Drs. McWilliams and Joseph did not receive any compensation for service as directors beyond their regular compensation as employees of Tessera.

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Robert J. Boehlke	$45,275	$104,366	$46,457	$196,098
John B. Goodrich	36,233	11,844	70,662	118,739
David C. Nagel	37,466	11,844	191,903	241,213
Henry R. Nothhaft	52,325	11,844	121,256	185,425
Robert A. Young	54,983	11,844	69,935	136,762

(1)	The amount reflected in this column represents the compensation expense recognized for financial statement purposes for the year ended December 31, 2006 associated with restricted stock awards granted to our non-employee directors in 2006 and prior years, measured in accordance with FAS 123(R). In 2006, each non-employee director was granted under the 2003 Equity Plan an award of restricted stock for 3,000 shares with a grant date fair value of $84,597. The aggregate number of stock awards outstanding for each non-employee director at December 31, 2006 was: Mr. Boehlke: 13,000; Messrs. Goodrich, Nagel, Nothhaft and Young: 3,000. The assumptions used to calculate the value of stock awards are set forth under Note 8 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 1, 2007.
(2)	The amount reflected in this column represents the compensation expense recognized for financial statement purposes for the year ended December 31, 2006 associated with the stock options granted to our non-employee directors in 2006 and prior years, measured in accordance with FAS 12R(R). In 2006, each non-employee director other than Mr. Boehlke was granted under the 2003 Equity Plan an option to purchase 3,000 shares with a grant date fair value of $43,395. The aggregate number of shares subject to stock options outstanding for each non-employee director at December 31, 2006 was: Mr. Boehlke: 13,000; Mr. Goodrich: 19,252; Mr. Nagel: 43,000; Mr. Nothhaft: 40,600; Mr. Young: 23,000. The assumptions used to calculate the value of option awards are set forth under Note 8 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 1, 2007.

Required Vote

The seven nominees receiving the highest number of affirmative votes of the outstanding shares of common stock present or represented by proxy and entitled to vote, shall be elected as directors to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of each of the nominees listed above.

EXECUTIVE OFFICERS

The names of the executive officers of the Company, their age as of March 26, 2007, and certain other information about them are set forth below (unless set forth elsewhere in this proxy statement).

Name	Age	Position
Bruce M. McWilliams, Ph.D.	50	Chairman of the Board, Chief Executive Officer and President
Michael Berezuik	55	Executive Vice President, Product Division
Steven T. Chen	44	Senior Vice President, Licensing and Business Development
C. Liam Goudge	39	Senior Vice President, Emerging Markets and Technologies
Scot A. Griffin	39	Senior Vice President and General Counsel
Charles A. Webster	44	Executive Vice President and Chief Financial Officer

Michael Bereziuk has served as Executive Vice President, Product Division of the Company since February 2006. From December 2005 to February 2006, Mr. Bereziuk was a consultant on Operations at Summit Microelectronics, an analog power management solutions company. From November 2001 to February, 2005, he held executive level positions at Zarlink Semiconductor, a communications semiconductor company, including Senior Vice President, Strategic Business Development and Senior Vice President and General Manager, Consumer Communications Business Unit. From 1984 to 2000, he held numerous senior positions at National Semiconductor Corporation, including Senior Vice President and General Manager, World-Wide Sales and Marketing, Senior Vice President and General Manager, Personal Systems Group, Vice President and General Manager, Embedded Systems Division and Vice President and General Manager, Embedded Controller Division. Mr. Bereziuk received a B.S. degree with honors in Electronic and Electrical Engineering from Cardiff University in the United Kingdom.

Steven T. Chen has served as Senior Vice President, Licensing and Business Development of the Company since July 2006. From August 2004 to June 2006, Mr. Chen was vice President, Marketing and Business Development of Lilliputian Systems, a micro fuel cell start up, where he managed all marketing, sales, and government activities. From June 1993 to August 2004, Mr. Chen held several positions in sales, marketing and engineering at Rambus, and held the position of Vice President of Sales from December 2000 to August 2004. Mr. Chen received a bachelor’s degree in Electrical Engineering from Stanford University.

C. Liam Goudge has served as a Senior Vice President of the Company since March 2005. As Senior Vice President, Emerging Markets and Technologies, Mr. Goudge is responsible for corporate development and mergers and acquisitions. Prior to working at the Company, Mr. Goudge worked at ARM PLC, where he held a variety of roles in semiconductor intellectual property (IP) sales, marketing and business development over an 11-year span. Most recently, Mr. Goudge served as ARM’s director of worldwide business development, where he was responsible for guiding corporate strategy and mergers and acquisitions activity. Prior to ARM, he held managerial positions in marketing at Texas Instruments, in both France and England, where he worked on early wireless products for the GSM cellular market. Mr. Goudge holds a BEng with honors in electronic engineering and French from the University of Nottingham, England, and a postgraduate diploma in marketing from Cambridge College of Marketing. He is a member of the World Affairs Council.

Scot A. Griffin has served as a Senior Vice President and General Counsel of the Company since November 2006. From November 2002 to February 2005, he was our Director of Intellectual Property. From March 2005 to November 2006, he was our Vice President of IP and Licensing. Prior to working at the Company, Mr. Griffin worked at Intel Corporation from February 2000 to November 2002, where he held several positions in the legal department, including Group IP Counsel for the Technology and Manufacturing Group. Prior to Intel, Mr. Griffin was a patent litigator at Brobek, Phleger & Harrison LLP from May 1996 to February 2000. Mr. Griffin holds a bachelor’s degree in electrical engineering from the Massachusetts Institute of Technology, and a J.D. from the University of California, Hastings College of the Law. Mr. Griffin is a member of the California Bar and the U.S. Patent Bar.

Charles A. Webster has served as our Executive Vice President and Chief Financial Officer since August 2006. From 2004 to 2006, he served as Corporate Vice President, Finance and Treasury of KLA-Tencor Corporation, an S&P 500 company and world leader in yield management and process control solutions for semiconductor manufacturing and related industries, where he was responsible for finance and accounting of all product divisions, corporate financial planning and analysis, treasury and investor relations. From 2003 to 2004, Mr. Webster served as Vice President of Materials at KLA-Tencor, and from 2002 to 2003, Mr. Webster served as Vice President of Supply Chain Management at KLA-Tencor. From 1997 through June 2002, Mr. Webster held positions at the Bechtel Group and Nexant, Inc. Mr. Webster received a B.A. from Stanford University, and an M.P.A. from Harvard University.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The table below sets forth, for the fiscal year ended December 31, 2006, the salary and bonus earned by and other compensation paid to our principal executive officer during the fiscal year ended December 31, 2006, each person who served as our principal financial officer and each of our three other most highly compensated executive officers who were serving in such capacities as of December 31, 2006. These seven officers are referred to as the named executive officers in this proxy statement.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Bruce M. McWilliams, Ph.D. Chairman of the Board, Chief Executive Officer and President	2006	$374,039		—		$63,166	$1,496,124	$356,000	$8,323	(3)	$2,297,652

Charles A. Webster Executive Vice President and Chief Financial Officer	2006	$91,538	(4)	$131,000	(5)	$51,262	$131,927	—	$449	(6)	$406,176

R. Douglas Norby Chief Financial Officer and Senior Vice President	2006	$82,385	(7)	—		—	$23,185	—	$2,771	(8)	$108,341

Michael A. Forman (9) Vice President, Finance	2006	$208,769		—		$19,739	$323,292	$70,928	$7,042	(10)	$629,770

Christopher M. Pickett Executive Vice President, Licensing Business	2006	$300,000		—		$190,158	$981,881	$229,200	$7,446	(11)	$1,708,685

Michael Berezuik Executive Vice President, Product Division	2006	$253,212	(12)	$25,000	(13)	$152,437	$533,943	$179,516	$5,521	(14)	$1,149,629

C. Liam Goudge Senior Vice President, Emerging Markets and Technologies	2006	$244,942		—		$174,436	$1,282,780	$115,150	$7,710	(15)	$1,825,018

(1)	Reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006 for stock awards, as determined pursuant to FAS 123(R). These compensation costs reflect stock awards granted in and prior to the year ended December 31, 2006. The assumptions used to calculate the value of stock awards are set forth under Note 8 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 1, 2007.
(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006 for option awards, as determined pursuant to FAS 123(R). These compensation costs reflect option awards granted in and prior to the year ended December 31, 2006. The assumptions used to calculate the value of option awards are set forth under Note 8 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 1, 2007.
(3)	Consists of $4,400 in 401(k) matching contribution by the Company for the benefit of Dr. McWilliams and $3,923 in life insurance and long-term disability premiums paid by the Company for the benefit of Dr. McWilliams.
(4)	Mr. Webster joined us as our Executive Vice President and Chief Financial Officer in August 2006. This amount represents a prorated portion of his annual base salary, which is $280,000.
(5)	Represents a sign-on bonus paid to Mr. Webster.
(6)	Represents of life insurance and long-term disability premiums paid by the Company for the benefit of Mr. Webster.
(7)	Mr. Norby retired from his position as our Chief Financial Officer and Senior Vice President in January 2006. This amount represents a prorated portion of his annual base salary, which was $238,000 as of his retirement.
(8)	Consists of $2,224 in 401(k) matching contribution by the Company for the benefit of Mr. Norby and $547 in life insurance and long-term disability premiums paid by the Company for the benefit of Mr. Norby.
(9)	Mr. Forman served as our Interim Chief Financial Officer from February 2006 until August 2006.
(10)	Consists of $4,014 in 401(k) matching contribution by the Company for the benefit of Mr. Forman and $1,242 in life insurance and long-term disability premiums paid by the Company for the benefit of Mr. Forman.

(11)	Consists of $4,400 in 401(k) matching contribution by the Company for the benefit of Mr. Pickett and $3,046 in life insurance and long-term disability premiums paid by the Company for the benefit of Mr. Pickett.
(12)	Mr. Berezuik joined us as our Executive Vice President, Product Division in March 2006. This amount represents a prorated portion of his annual base salary, which is $285,000.
(13)	Represents a sign-on bonus paid to Mr. Berezuik.
(14)	Consists of $4,400 in 401(k) matching contribution by the Company for the benefit of Mr. Berezuik and $1,121 in life insurance and long-term disability premiums paid by the Company for the benefit of Mr. Berezuik.
(15)	Consists of $4,400 in 401(k) matching contribution by the Company for the benefit of Mr. Goudge and $3,310 in life insurance and long-term disability premiums paid by the Company for the benefit of Mr. Goudge.

Grants of Plan-Based Awards

The table below sets forth information concerning grants of plan-based awards in 2006 to our named executive officers.

	Grant Date	Estimated Future Payouts Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Equity Incentive Plan Awards (2)			All Other Stock Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh) (5)		Closing Share Price on Date of Grant ($)		Grant Date Fair Value of Stock and Option Awards ($) (6)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Bruce M. McWilliams, Ph.D	5/18/2006 5/18/2006 5/18/2006	— — —	— — —	$375,000 — —	— — —	— — —	— — —	— 16,000 —	— — 100,000	$	— — 28.20	$	— — 28.20	$	— 451,184 1,446,486

Charles A. Webster	8/28/2006 8/28/2006	— —	— —	— —	— —	— —	— —	20,000 —	— 135,000	$	— 32.04	$	— 32.22		$640,780 1,649,090

R. Douglas Norby	—	—	—	—	—	—	—	—	—		—		—		—

Michael A. Forman	5/18/2006 5/18/2006 5/18/2006	— — —	— — —	$73,500 — —	— — —	— — —	— — —	— 5,000 —	— — 25,000	$	— — 28.20	$	— — 28.20	$	— 140,995 361,622

Christopher M. Pickett	— 5/18/2006 5/18/2006	— — —	— — —	$240,000 — —	— — —	— — —	— — —	— 8,500 —	— — 42,000	$	— — 28.20	$	— — 28.20		— 239,692 607,524

Michael Bereziuk	— 2/3/2006 2/3/2006 10/10/2006 11/15/2006	— — — — —	— — — — —	$228,000 — — — —	— — — — —	— — — — —	— — — — 10,000	— 20,000 — — —	— — 150,000 40,000 —	$	— — 32.93 32.93 —	$	— — 34.00 34.53 —	$	— 658,580 2,569,225 502,439 377,490

C. Liam Goudge	— 5/18/2006 5/18/2006 11/15/2006	— — — —	— — — —	$122,500 — — —	— — — —	— — — —	— — — 20,000	— 7,500 — —	— — 38,000 —	$	— — 28.20 —	$	— — 28.20 —	$	— 211,493 549,665 754,980

(1)	These awards were granted under the Company’s Management Bonus Program, and are based on corporate performance objectives, including objectives relating to revenue and profit targets, as well as corporate strategic objectives, and in the case of executives other than the Chief Executive Officer, certain individual or group performance objectives in addition to the corporate objectives. Under the management Bonus Program, each executive is eligible for a bonus that will be equal to an amount ranging from 0% to the above-stated maximum percentage of base salary, based on the achievement of these criteria as assessed by the Compensation Committee.
(2)	The performance restricted stock awards granted to Messrs. Bereziuk and Goudge on November 15, 2006 under the 2003 Equity Plan will vest in four annual installments on each February 16th beginning in 2008 with respect to a number of shares of up to 25% of the underlying shares subject to the award. The award will vest only to the extent the performance objectives relating to the applicable annual performance period are satisfied and the executive is employed on the vesting date.
(3)	The restricted stock awards were granted under the 2003 Equity Plan and vest in accordance with the following schedule, to the extent the executive is employed with the Company on the vesting date: the awards granted on May 18, 2006 to Messrs. McWilliams, Forman, Pickett and Goudge will vest in four equal annual installments; the awards granted to Mr. Webster on August 28, 2006 will vest over four years, with respect to 25% of the underlying shares on the first anniversary of the grant date, and with the remaining number of shares vesting in equal quarterly installments thereafter; the award granted to Mr. Bereziuk on February 3, 2006 will vest over four years, with respect to 50% of the underlying shares on second anniversary of the grant date, with the remaining shares vesting in equal monthly installments thereafter.
(4)	All options were granted under the 2003 Equity Plan, with an exercise price equal to fair market value, as determined in accordance with the terms of the 2003 Equity Plan, on the date of grant, and are subject to acceleration of vesting pursuant to agreements entered into with the respective executive officers as described and referenced under “Change of Control and Severance Agreements,” and will vest in accordance with the following schedule, to the extent the executive is employed with the Company on the vesting date: the options granted on May 18, 2006 to Messrs. McWilliams, Forman, Pickett and Goudge, and on October 10, 2006 to Mr. Bereziuk will each vest in equal monthly installments over four years; the options granted on August 28, 2006 to Mr. Webster and on February 3, 2006 to Mr. Bereziuk will vest over four years, with respect to 25% of the underlying shares on the date of grant and with respect to the remaining shares in equal monthly installments thereafter.
(5)	The exercise price of all options granted in 2006 is equal to the closing sales price of our common stock on the date prior to grant based on the formulation we have used under the 2003 Equity Plan since the adoption of the plan. The exercise price reflected in this column may vary from the closing price of our common stock on the grant date, as set forth in the column to the right of this column. We have amended the 2003 Equity Plan to provide for a fair market value determination based on the closing sales price on the date of grant.

(6)	The grant date fair value of the stock awards and options was determined in accordance with FAS 123(R). The assumptions used to calculate the value of stock and option awards are set forth under Note 8 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 1, 2007.

Outstanding Equity Awards at Fiscal Year-End

The table below sets forth information concerning number and value of exercised stock options and stock awards held by the executive officers named in the Summary Compensation Table at December 31, 2006.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Bruce M. McWilliams, Ph.D	228,466 13,619 91,816 133,333 33,333 — 14,896 14,583 —	— — — 66,667 16,667 230,000 40,104 85,417 —	(2) (3) (4) (5) (6)	$ $ $ $ $ $ $ $	2.63 2.10 2.10 18.66 17.30 17.75 28.07 28.20 —	6/5/21010 3/19/2011 10/16/2011 4/5/2014 4/15/2014 8/17/2014 11/21/2015 5/17/2016 —	— — — — — — — — 16,000	(21)	$	— — — — — — — — 645,440	— — — — — — — — —			— — — — — — — — —

Charles A. Webster	— —	135,000 —	(7)		$32.04 —	8/27/2016 —	— 20,000	(22)	$	— 806,800	— —			— —

R. Douglas Norby	—	—			—	—	—			—	—			—

Michael A. Forman	3,838 13,125 3,646 —	13,333 21,875 21,354 —	(8) (9) (10)	$ $ $	18.66 34.52 28.20 —	4/5/2014 6/22/2015 5/17/2016 —	— — — 5,000	(23)	$	— — — 201,700	— — — —			— — — —

Christopher M. Pickett	3,469 522 — 21,414 6,125 — —	50,000 8,333 125,000 38,586 35,875 — —	(11) (12) (13) (14) (15)	$ $ $ $ $	18.66 17.30 17.75 34.52 28.20 — —	4/5/2014 4/15/2014 8/17/2014 6/22/2015 5/17/2016 — —	— — — — — 15,000 8,500	(24) (25)	$ $	— — — — — 605,100 342,890	— — — — — — —			— — — — — — —

Michael Bereziuk	— 1,667 — —	150,000 38,333 — —	(16) (17)	$ $	32.93 34.78 — —	2/2/2016 10/9/2016 — —	— — 20,000 —	(26)	$	— — 806,800 —	— — — 10,000	(30)	$	— — — 403,400

C. Liam Goudge	43,750 9,375 5,542 — — — —	56,250 15,625 32,458 — — — —	(18) (19) (20)	$ $ $	40.19 34.52 28.20 — — — —	3/15/2015 6/22/2015 5/17/2016 — — — —	— — — 3,375 6,250 7,500 —	(27) (28) (29)	$ $ $	— — — 136,148 252,125 302,550 —	— — — — — — 20,000	(31)	$	— — — — — — 806,800

(1)	This value is based on the December 29, 2006 closing price of our common stock ($40.34). As required under the Securities and Exchange Commission rules, performance restricted stock awards are valued at the maximum payout because the awards provide for a single estimated payout.
(2)	4,167 shares (or 1/48 of the total award) vest on the 6th of each month.
(3)	1,042 shares (or 1/48 of the total award) vest on the 16th of each month.
(4)	69,000 shares (or 30% of the total award) will vest on August 18, 2007. Thereafter, 4,472 shares (or 1/36 of the remaining shares) will vest on the 18th of each month.
(5)	1,146 shares (or 1/48 of the total award) vest on the 22nd of each month.
(6)	25,000 shares (or 25% of the total award) vest on May 18 of each year, beginning in 2007.
(7)	33,750 shares (or 25% of the total award) will vest on August 28, 2007. Thereafter, 2,813 shares (or 1/36 of the remaining shares) will vest on the 28th of each month.
(8)	833 shares (or 1/48 of the total award) vest on the 6th of each month.
(9)	729 shares (or 1/48 of the total award) vest on the 23rd of each month.
(10)	521 shares (or 1/48 of the total award) vest on the 18th of each month.
(11)	3,125 shares (or 1/48 of the total award) vest on the 6th of each month.
(12)	521 shares (or 1/48 of the total award) vest on the 16th of each month.
(13)	37,500 shares (or 30% of the total award) will vest on August 18, 2007. Thereafter, 2,431 shares (or 1/36 of the remaining shares) will vest on the 18th of each month.
(14)	1,250 shares (or 1/48 of the total award) vest on the 22nd of each month.
(15)	875 shares (or 1/48 of the total award) vest on the 18th of each month.
(16)	37,500 shares (or 25% of the total award) vested on February 3, 2007. Thereafter, 3,125 shares (or 1/36 of the remaining shares) will vest on the 28th of each month.
(17)	833 shares (or 1/48 of the total award) vest on the 10th of each month.
(18)	25,000 shares (or 25% of the total award) vested on March 16, 2006. Thereafter, 2,083 shares (or 1/36 of the remaining shares) will vest on the 28th of each month.
(19)	521 shares (or 1/48 of the total award) vest on the 23rd of each month.
(20)	792 shares (or 1/48 of the total award) vest on the 18th of each month.
(21)	4,000 shares (or 25% of the total award) vest on May 18 of each year, beginning in 2007.
(22)	5,000 shares (or 25% of the total award) vest on August 28 of each year, beginning in 2007.
(23)	1,250 shares (or 25% of the total award) vest on May 18 of each year, beginning in 2007.
(24)	3,750 shares (or 25% of the total award) will vest on November 22, 2007. Thereafter, 313 shares (or 1/36 of the remaining shares) will vest on the 22nd of each month.
(25)	2,125 shares (or 25% of the total award) vest on May 18 of each year, beginning in 2007.
(26)	10,000 shares (or 50% of the total award) will vest on February 3, 2008. Thereafter, 417 shares (or 1/24 of the remaining shares) will vest on the 3rd of each month.
(27)	1,500 shares (or 25% of the total award) vested on March 16, 2006. Thereafter, 125 shares (or 1/36 of the remaining shares) will vest on the 16th of each month.
(28)	1,563 shares (or 25% of the total award) will vest on June 23, 2007. Thereafter, 130 shares (or 1/36 of the remaining shares) will vest on the 22nd of each month.
(29)	1,875 shares (or 25% of the total award) vest on May 18 of each year, beginning in 2007.
(30)	Will vest in four annual installments on February 16 of each year, beginning in 2008, with respect to up to 2,500 shares (or 25% of the underlying shares subject to the award). The award will vest only to the extent the performance objectives relating to the applicable annual performance period are satisfied and the executive is employed on the vesting date.
(31)	Will vest in four annual installments on February 16 of each year, beginning in 2008, with respect to up to 5,000 shares (or 25% of the underlying shares subject to the award). The award will vest only to the extent the performance objectives relating to the applicable annual performance period are satisfied and the executive is employed on the vesting date.

Option Exercises and Stock Vested

The table below sets forth information concerning the number of stock options exercised in 2006 and the value realized upon their exercise by the executive officers named in the Summary Compensation Table, as well as the number of shares acquired on vesting of stock awards in 2006 and the value realized upon vesting by such officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Bruce M. McWilliams, Ph.D	419,806	$12,511,939	—	—
Charles A. Webster	—	—	—	—
R. Douglas Norby	120,764	2,916,901	—	—
Michael A. Forman	20,000	366,539	—	—
Christopher M. Pickett	65,169	1,233,456	—	—
Michael Bereziuk	—	—	—	—
C. Liam Goudge	—	—	2,625	$84,176

(1)	Amounts realized upon exercise of options are calculated by subtracting the exercise price of the options from the fair market value of the underlying shares at exercise.
(2)	Amounts realized from the vesting of restricted stock are calculated by multiplying the number of shares by the fair market value of a share of our common stock on the vesting dates listed below:

Vesting Date	Market Value Per Share ($)
3/4/2006	$31.50
4/4/2006	31.90
5/4/2006	32.62
6/4/2006	29.19
7/4/2006	27.49
8/4/2006	33.59
9/4/2006	32.17
10/4/2006	34.34
11/4/2006	36.67
12/4/2006	37.51

Change of Control and Severance Arrangements

We have entered into severance agreements with Michael Bereziuk, Steven T. Chen, Michael A. Forman, C. Liam Goudge, Bruce M. McWilliams, R. Douglas Norby, Christopher M. Pickett and Charles A. Webster. The severance agreements provide that, in the event an executive’s employment is terminated or the executive resigns for good reason within 12 months following a change of control, the executive will receive six months’ base salary and 12 months’ accelerated vesting of any unvested options or shares of common stock (Mr. Norby’s agreement provides for 18 months’ accelerated vesting). This accelerated vesting is in addition to any accelerated vesting provided under our stock option plans. For purposes of the severance agreements, a “change of control” includes our merger or combination with or into a third party or the sale of all or substantially all of our assets. For purposes of the severance agreements, “good reason” means the executive’s relocation to more than 30 miles from the Company’s current facility or a reduction in the executive’s base salary or in job-related duties.

In February 2006, the Company entered into a letter agreement with Michael A. Forman in connection with his appointment as Interim Chief Financial Officer. The letter agreement provides that in the event the Company hires a new Chief Financial Officer and, within six months following such date, the Company terminates Mr. Forman’s employment for any reason or no reason, Mr. Forman will receive six months’ base salary and six months’ accelerated vesting of any unvested options or shares of stock. In addition, in the event that the Company hires a new Chief Financial Officer and Mr. Forman elects to terminate his employment for any reason, he will receive six months’ base salary and six months’ accelerated vesting of any unvested options or shares of stock, but only if he agrees to serve as a full time employee for a period of ninety days following the proposed date of such termination. Pursuant to the terms of the letter agreement, Mr. Forman has elected to terminate his employment with Tessera, effective on or around May 25, 2007.

We routinely grant our executive officers stock options pursuant to our stock option plans. Change of control provisions applicable to such stock option plans generally provide for accelerated vesting of unvested awards in connection with a change of control if such awards are not assumed or replaced with comparable awards by our successor company or its parent.

Potential Payments Upon Change of Control and Termination

The table below reflects amounts payable to the named executive officers assuming that a change of control occurred and their employment was terminated on December 31, 2006:

Name	Salary ($)	Option Acceleration ($) (1)	Total ($)
Bruce M. McWilliams, Ph.D	$325,000	$4,314,763	$4,639,763
Charles A. Webster	280,000	625,619	905,619
Michael A. Forman	210,000	222,245	432,245
Christopher M. Pickett	300,000	2,735,171	3,035,171
Michael Bereziuk	300,000	565,038	865,038
C. Liam Goudge	245,000	386,155	631,155

(1)	The value is based on the difference between the option exercise price and $40.34, which was the closing price of our common stock on December 29, 2006, with respect to unvested options that were scheduled to vest during the 12-month period, (or 18-month period in the case of Mr. Norby, and 6-month period in the case of Mr. Forman) following December 31, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2006, there has not been, nor is there currently planned, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer or holder of more than 5% of our capital stock or any member of their immediate families had or will have a direct or indirect material interest other than the compensatory transactions described above and the agreements and transactions described below.

Employment Agreements

We have entered into severance agreements with our named executive officers and senior management. See “Compensation of Executive Officers—Change of Control and Severance Agreements.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers. As permitted by the Delaware General Corporation Law, we have adopted provisions in our restated certificate of incorporation that limit or eliminate the personal liability of our directors to us for monetary damages for a breach of their fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

Pursuant to our restated certificate of incorporation and bylaws, we are obligated, to the maximum extent permitted by Delaware law, to indemnify each of our directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. A “director” or “officer” includes any person who is or was a director or officer of us, is or was serving at our request as a director or officer of another enterprise or was a director or officer of a corporation which was a predecessor corporation of us or of another enterprise at the request of the predecessor corporation. Pursuant to our restated certificate of incorporation and bylaws, we also have the power to indemnify our employees to the extent permitted under Delaware law. Our restated certificate of incorporation and bylaws provide that our Board of Directors may authorize the advancement of expenses for the defense of any action for which indemnification is required or permitted. Our restated certificate of incorporation and bylaws permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of us or, at our request, served in such a capacity for another enterprise.

We have entered into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. The indemnification agreements require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors; and

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

Consulting Arrangements

Al S. Joseph, Ph.D., a member of our Board of Directors, is engaged as a part-time employee of the Company to provide business development and strategic planning advice and assistance relating to government research and development contracts and semiconductor and wireless opportunities. On February 27, 2006, in consideration of his services, Dr. Joseph was granted 40,000 shares of restricted stock, with such shares to vest over a two-year period in equal quarterly installments commencing on the second anniversary of the date of grant, and his annual salary was increased to $150,000 per year. Prior to that time, Dr. Joseph received an annual salary of $50,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of our common stock by (i) each director and each nominee to become a director, (ii) each officer, (iii) all directors, nominees and officers as a group, and (iv) each person who we know beneficially owns more than 5% of our common stock as of March 1, 2007.

The number of shares of common stock outstanding used in calculating the percentage for each listed person or entity includes common stock underlying options or a warrant held by the person or entity that are exercisable within 60 days of March 1, 2007, but excludes common stock underlying options or warrants held by any other person or entity. Percentage of beneficial ownership is based on 47,089,337 shares of common stock outstanding as of March 1, 2007.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total Class
Officers, Directors and Nominees
Bruce M. McWilliams, Ph.D. (1)	635,852	1.35%
Charles A. Webster	20,000	*
Michael Bereziuk (2)	78,750	*
Steven T. Chen	—	*
C. Liam Goudge (3)	112,000	*
Scot A. Griffin (4)	31,178	*
Robert J. Boehlke (5)	25,792	*
John B. Goodrich (6)	25,449	*
Al S. Joseph, Ph.D. (7)	182,333	*
David C. Nagel, Ph.D. (8)	46,000	*
Henry R. Nothhaft (9)	41,350	*
Robert A. Young Ph.D. (10)	665,860	1.41%
All current officers, directors and nominees to become a director as a group (twelve persons)	1,864,564	3.96%
5% Stockholders
Goldman Sachs Asset Management, L.P. (11)	6,021,862	12.79%
Morgan Stanley (12)	4,671,053	9.92%
Fred Alger Management, Inc./Fred M. Alger III (13)	2,497,000	5.30%
Wells Fargo and Company (14)	2,361,629	5.02%

*	Represents beneficial ownership of less than 1%.
(1)	Includes 563,795 shares issuable upon exercise of outstanding options held by Dr. McWilliams, exercisable within 60 days of March 1, 2007.
(2)	Includes 48,750 shares issuable upon exercise of outstanding options held by Mr. Bereziuk, exercisable within 60 days of March 1, 2007.
(3)	Includes 72,250 shares issuable upon exercise of outstanding options held by Mr. Goudge, exercisable within 60 days of March 1, 2007.
(4)	Includes 19,053 shares issuable upon exercise of outstanding options held by Mr. Griffin, exercisable within 60 days of March 1, 2007.
(5)	Includes 13,000 shares issuable upon exercise of outstanding options held by Mr. Boehlke, exercisable within 60 days of March 1, 2007.
(6)	Includes 19,252 shares issuable upon exercise of outstanding options held by Mr. Goodrich, exercisable within 60 days of March 1, 2007. 3,197 shares are held by Morgan Stanley DW, Inc. as custodian for the benefit of Mr. Goodrich.

(7)	Includes 142,333 shares issuable upon exercise of outstanding options held by Dr. Joseph, exercisable within 60 days of March 1, 2007.
(8)	Includes 43,000 shares issuable upon exercise of outstanding options held by Dr. Nagel, exercisable within 60 days of March 1, 2007.
(9)	Includes 40,600 shares issuable upon exercise of outstanding options held by Mr. Nothhaft, exercisable within 60 days of March 1, 2007.
(10)	Includes 23,000 shares issuable upon exercise of outstanding options held by Dr. Young, exercisable within 60 days of March 1, 2007.
(11)	Goldman Sachs Asset Management, L.P. is an investment advisor and disclaims beneficial ownership of any securities managed on its behalf by third parties. The address for Goldman Sachs Asset Management, L.P. is 32 Old Slip, New York, NY 10005. The information in this table is based solely on information contained in Schedule 13G/A filed with the SEC on February 12, 2007 by Goldman Sachs Asset Management, L.P.
(12)	Morgan Stanley is an investment advisor registered under Section 203 of the Investment Advisers Act of 1940. The address for Morgan Stanley is 1585 Broadway, New York, NY 10036. The information in this table is based solely on information contained in Schedule 13G/A filed with the SEC on February 14, 2007 by Morgan Stanley.
(13)	Fred Alger Management, Inc. is an investment distributor and Fred M. Alger III is an investment distributor control person. The address for Fred Alger Management, Inc. and Fred M. Alger III is 111 Fifth Avenue, New York, NY 10003. The information in this table is based solely on information contained in Schedule 13G/A filed with the SEC on May 10, 2006 by Fred Alger Management, Inc. and Fred M. Alger III.
(14)	The address for Wells Fargo and Company is 420 Montgomery Street, San Francisco, CA 94104. The information in this table is based solely on information contained in Schedule 13G filed with the SEC on January 25, 2007 by Wells Fargo and Company.

PROPOSAL 2

APPROVAL OF 2007 PERFORMANCE BONUS PLAN FOR EXECUTIVE OFFICERS AND KEY EMPLOYEES

Introduction

Our board of directors has approved the Tessera Technologies, Inc. 2007 Performance Bonus Plan for Executive Officers and Key Employees, or performance plan, subject to stockholder approval. The principal features of the performance plan are summarized below, but the summary is qualified in its entirety by reference to the performance plan, which is attached to this proxy statement as Appendix A. At the time our board of directors approved the performance plan, it directed that the performance plan be submitted to our stockholders for approval at the annual meeting of stockholders. If the stockholders approve the performance plan, it will be effective as of January 1, 2007.

Our stockholders are being asked to approve the adoption of the performance plan in order to preserve our federal income tax deduction for incentive compensation paid to our executive officers based on the attainment of established performance goals. We generally seek to preserve our ability to claim tax deductions for compensation paid to executives to the greatest extent practicable. We strongly believe that it is in the best interests of the Company and our stockholders to provide for a stockholder-approved plan under which bonuses paid to its executive officers can qualify for deductibility by the Company for federal income tax purposes. Accordingly, we have structured the performance plan in a manner such that payments under it can satisfy the requirements for “performance-based” compensation, within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

In general, Section 162(m) of the Code places a limit on deductibility for federal income tax purpose of the compensation paid to certain “covered employees,” within the meaning of Section 162(m). Each of our Named Executive Officers is currently a covered employee. Compensation paid to covered employees in excess of $1 million in a taxable year is not generally taxable under Section 162(m) of the Code. However, compensation that qualifies as “performance-based” as determined under Section 162(m) does not count against the $1 million limitation. One of the requirements for purposes of Section 162(m) is that the material terms of the performance goals under which the compensation may be paid must be disclosed to and approved by the Company’s stockholders. For purposes of Section 162(m), the material terms include:

•	the employees eligible to receive compensation,

•	a description of the business criteria on which the performance goals are based; and

•	the maximum amount of compensation that can be paid to an employee under the performance goals.

Each of these aspects of the performance plan is discussed below, and stockholder approval of the performance plan will be deemed to constitute approval of each of these aspects of the performance plan for purposes of the approval requirements of Section 162(m) of the Code.

Description of the Performance Plan

Administration

Our compensation committee, all of whose members are “outside directors,” as required under Section 162(m) of the Code, will administer the performance plan. Our compensation committee will have the authority to grant awards in accordance with the provisions of the performance plan. The compensation committee will have the authority to interpret all provisions of the performance plan, to adopt, amend, and rescind rules pertaining to the administration, interpretation and application of the performance plan, and to make all other determinations necessary or advisable for the for the administration of the performance plan, and to reduce, in its discretion, the amount of any award otherwise payable under the performance plan. Our board of directors has the authority to exercise the rights and duties of the compensation committee under the performance plan except with respect to matters which under Section 162(m) are required to be determined in the sole and absolute discretion of the compensation committee.

Eligibility

Our Chief Executive Officer and President, and other executive officers and key employees of the Company and our subsidiaries who are eligible to be selected by our compensation committee will be eligible to participate in the performance plan. We estimate that approximately 50 employees are eligible to participate in the performance plan. Our compensation committee determines which employees will be participants in the performance plan.

Plan Operation

Under the performance plan, our compensation committee may grant awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) and awards that do not so qualify. Awards granted under the performance plan are payable upon achievement of performance goals established by the compensation committee.

Within the earlier of 90 days after commencement of a performance period or the expiration of 25% of the performance period, our compensation committee will designate or approve the following in writing in connection with the grant of an award:

•

the performance period, which may consist of one or more periods of times, and which may be of varying and overlapping durations (for instance, the compensation committee may determine that awards may have a performance period that coincides with our fiscal year);

•	objectionably determined performance goals applicable to the performance periods;

•

the maximum amount that may be paid upon achievement of the performance goals (which amount may be stated as a specific dollar amount or a specified percentage of the participant’s base salary for a performance period);

Performance Goals

The performance goals, which must be objectively determinable and substantially uncertain at the time they are established, are set by our compensation committee based on one or any combination of two or more of the following criteria:

•	revenue;

•	sales;

•	cash flow;

•	earnings per share of our common stock (including earnings before any one or more of the following: (i) interest, (ii) taxes, (iii) depreciation, or (iv) amortization);

•	return on equity;

•	total stockholder return;

•	return on invested capital;

•	return on assets or net assets;

•	income or net income or pre-tax income;

•	operating income or net operating income;

•	operating profit or net operating profit;

•	operating margin;

•	cost reductions or savings or expense management;

•	funds from operations;

•	appreciation in the fair market value of a shares of our common stock

•	research and development expenses (including research and development expenses as a percentage of sales or revenues);

•	working capital;

•	market share;

•	completion of acquisitions and partnerships;

•	implementation of new technology by customers/partners;

•	completion of settlements and/or licensing arrangements; and

•	new product/technology development milestones.

Depending on the performance criteria used to establish the performance goals, the performance goals may be expressed in terms of overall company performance or the performance of a division or business unit. The performance goals may be measured in absolute terms or as compared to any incremental increase or as compared to the results of a peer group.

Adjustments

At the time of grant, the compensation committee may specify one or more objectively determinable adjustments that may be made to one or more of the performance goals. The adjustments may include one or more of the following:

•	items that are extraordinary or unusual in nature or infrequent in occurrence, including one-time or non-recurring items;

•	items related to a change in accounting principles under United States Generally Accepted Accounting Principles, or GAAP;

•	items related to financing activities;

•	expenses for restructuring or productivity initiatives;

•	other non-operating items;

•	items related to acquisitions, including transaction-related charges and amortization;

•	items attributable to the business operations of any entity acquired by the Company during the performance period;

•	items related to the disposal of a business or segment of a business;

•	items related to discontinued operations that do not qualify as a segment of a business under GAAP;

•	taxes;

•	stock-based compensation;

•	non-cash items; and

•	any other items of significant income or expense which are determined to be appropriate adjustments.

Annual Award Limit

The maximum aggregate amount that may be paid under all awards granted under the performance plan to a participant during any calendar year may not exceed $2,000,000. Our compensation committee does not currently intend to grant individual awards that approach the maximum allowable amount, but is asking our stockholders to approve this maximum amount to preserve necessary flexibility over the next five years.

Payment of Awards; Form of Payment

Following completion of each performance period and prior to the distribution of any payment for an award granted under the performance plan the compensation committee will determine whether the performance goals for the performance period were satisfied. Awards will be paid as soon as practicable after the compensation committee has certified in writing that the participant has met the applicable performance goals. The compensation committee retains the discretion to reduce (but not increase) the amount otherwise payable under an award granted pursuant to the performance plan (including a reduction to zero).

Awards may be paid, at the option of the compensation committee, in cash, or common stock of the company or in the form of a right to receive common stock, or in any combination of the foregoing.

Termination of Employment

If a participant’s employment with the Company or any of its subsidiaries is terminated for any reason other than death or disability prior to payment of any payment under an award, the participant will not have a right to payment with respect to the award. The compensation committee retains the discretion to determine if any portion of a participant’s award under the performance plan should be paid upon a termination of participant’s employment by reason of death or disability.

Change of Control

Upon a change of control of the Company occurring following the close of a performance period, a participant’s award will be paid based on actual performance in relation to the specified performance goals. In the event that, during a performance period, a participant’s employment is terminated for any reason, other than cause, death or disability, or the participant resigns for good reason, in each case, within 12 months following a change of control, the participant will be paid a bonus prorated to the effective date of the termination, and performance goals will be deemed to have been fully achieved.

A change in control is generally defined in the performance plan as:

•

a merger or consolidation in which the Company is a party, other than a merger or consolidation that results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities; or

•	the sale of all or substantially all of our assets.

Good reason is generally defined in the performance plan as:

•	a relocation of the participant’s place of employment by more than thirty (30) miles; or

•	a reduction in the participant’s base salary or job-related duties.

Amendment and Termination

Our compensation committee or board of directors may amend, suspend or terminate the performance plan at any time and from time to time. An amendment will be subject to approval of our stockholders only if such approval is necessary to maintain the performance plan in compliance with Section 162(m) of the Code. The compensation committee or the board may not modify performance goals or adjustments applicable to any outstanding awards to the extent such modification would cause the award to fail to constitute qualified performance-based compensation.

Tax Withholding

The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes required by law to be withheld with respect to any taxable event applicable to a participant arising under the performance plan.

Effective Date

The performance plan is effective as of January 1, 2007, provided that the plan will terminate unless it is approved by our stockholders at the Annual Meeting. The performance plan will remain in effect until the first stockholders’ meeting in 2012, subject to any further stockholder approvals (or re-approvals) mandated for performance-based compensation under Section 162(m) of the Code, and further subject to termination by the board or the compensation committee at any time.

Non-Exclusivity

Nothing contained in the performance plan prevents our board of directors from adopting other or additional compensation arrangements that provide for bonuses or other forms of compensation for our executive officers and key employees regardless of stockholders’ approval of the performance plan. Such other arrangements may or may not qualify for deductibility under Section 162(m) of the Code and may be either applicable only for specific executives, directors or employees or may be generally applicable.

Federal Income Tax Consequences

The following is only a summary of the effect of U.S. federal income taxation upon employees and the Company, is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the performance plan. It is based upon laws, regulations, rules and decisions now in effect, all of which are subject to change. The following does not discuss the tax consequences arising in the context of the employee’s death or the effect of the income tax laws of foreign countries, states or municipalities in which the employee’s income or gain may be subject to tax.

A participant will not recognize income, and we will not be allowed a tax deduction, at the time an award is granted under the performance plan (for example, when the performance goals are established). All amounts paid pursuant to the performance plan constitute taxable income to the employee when received. Generally, and subject to Section 162(m) of the Code, we will be entitled to a federal income tax deduction when amounts paid under the performance plan are included in employee income.

In addition, any acceleration of the vesting or payment of awards under the performance plan in the event of a change of control may cause part or all of the compensation involved to be treated as an “excess parachute payment” under the Code, that may subject the participant to a 20% excise tax and that may result in the Company’s inability to deduct such amount for federal income tax purposes.

The performance plan has been designed to comply with Section 162(m) of the Code so that all award payments under the performance plan will qualify as performance-based compensation. As stated above, the performance plan is being submitted for stockholder approval at the Annual Meeting so that payments under the performance plan can qualify for deductibility by the Company under Section 162(m) of the Code. However, stockholder approval is only one of several requirements under Section 162(m) of the Code that must be satisfied for amounts payable under the performance plan to qualify for the performance-based compensation exemption under Section 162(m) of the Code, and submission of the performance plan for stockholder approval should not be viewed as a guarantee that all amounts paid under the plan will in practice be deductible by the Company.

New Plan Benefits

The performance goals for awards granted under the performance plan to the named executive officers with respect to the Company’s fiscal 2007 year have not yet been established by the compensation committee. These awards, when approved, will entitle each recipient to a payment in fiscal 2008, subject to the achievement of specified financial goals for fiscal 2007. Because the terms applicable to these anticipated awards have not yet been approved and amounts to be received, if any, by the participants in connection with the awards that are anticipated to be granted for the 2007 fiscal year are based on our fiscal 2007 performance and are subject to reduction at the discretion of the compensation committee, the amounts that may be received in the future are not currently determinable.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of our common stock present or represented by proxy and entitled to vote at the Annual Meeting shall be required to approve the proposed 2007 Performance Bonus Plan for Executive Officers and Key Employees.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the approval of the 2007 Performance Bonus Plan for Executive Officers and Key Employees.

PROPOSAL 3

RATIFICATION OF AUDITORS

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2007. Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting of Stockholders and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

	2006	2005
Audit fees (1)	$703,745	$605,900
Audit-related fees (2)	—	—
Tax fees (3)	—	30,900
All other fees (4)	128,344	50,000

Total	$832,089	$686,800

(1)	Represents the aggregate fees billed for the audit of the Company’s financial statements, review of the financial statements included in the Company’s quarterly reports and services in connection with the statutory and regulatory filings or engagements for those fiscal years.
(2)	Represents the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “audit fees.”
(3)	Represents the aggregate fees billed for tax compliance, advice and planning. These services include tax consultation and completion of the R&D (research and development) study started in 2003, during 2005.
(4)	Represents the aggregate fees billed for all products and services provided that are not included under “audit fees,” “audit-related fees” or “tax fees.” These services include auditing services in Israel for the acquisition of certain assets from Shellcase Ltd. and consultation for government contract review in 2005.

Audit Committee Pre-Approval Policies

Before an Independent Registered Public Accounting Firm is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee shall pre-approve the engagement. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the Independent Registered Public Accounting Firm, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the Independent Registered Public Accounting Firm. Audit Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC. For the year ended December 31, 2006, 100% of non-audit services were pre-approved by the Audit Committee (100% of tax fees and 100% of all other fees were pre-approved).

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting shall be required to ratify the selection of PricewaterhouseCoopers LLP.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for its fiscal year ending December 31, 2007.

EQUITY COMPENSATION PLAN INFORMATION

We have five equity compensation plans that have been approved by our stockholders: our Third Amended and Restated 2003 Equity Incentive Plan, 1999 Stock Option Plan, Amended and Restated 1996 Stock Plan, 1991 Stock Option Plan and the Employee Stock Purchase Plan. We have one equity compensation plan that has not been approved by our stockholders: the Equity Incentive Plan for New Israeli Employees. The Equity Incentive Plan for New Israeli Employees was approved by our Board of Directors in December 2005 to provide for the grant of restricted stock awards which are intended to be stand-alone inducement awards pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv). Only newly hired employees who are residents of Israel and who have not previously been an employee or director of our company or an affiliate, or following a bona fide period of non-employment by us or an affiliate, are eligible to participate in the Equity Incentive Plan for New Israeli Employees. The following table sets forth the number and weighted-average exercise price of securities to be issued upon exercise of outstanding options, warrants and rights, and the number of securities remaining available for future issuance under all of our equity compensation plans, at December 31, 2006:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,185,348	$22.29	3,004,381	(1)
Equity compensation plans not approved by security holders	56,332	$0.16	46,200	(2)
Total	4,241,680	$21.99	3,050,581

(1)	Includes 425,147 shares remaining available for future issuance under the Employee Stock Purchase Plan and 2,579,234 shares remaining available for future issuance under the Third Amended and Restated 2003 Equity Incentive Plan as of December 31, 2006.
(2)	Includes 46,200 shares remaining available for future issuance under the Equity Incentive Plan for New Israeli Employees.

Description of Equity Incentive Plan for New Israeli Employees

Our Board of Directors adopted the Equity Incentive Plan for New Israeli Employees (the “Israeli Plan”) in December 2005. A total of 100,000 shares of our common stock may be issued pursuant to restricted stock awards granted under the Israeli Plan. Shares of restricted stock which are forfeited or repurchased by us pursuant to the Israeli Plan may again be granted under the Israeli Plan. The Israeli Plan may generally be administered by our Board of Directors or a committee appointed by the Board (the Board or any such committee, the “Committee”). The Israeli Plan is currently being administered by the Compensation Committee of our Board of Directors. Subject to any retention of authority by our Board of Directors, the Committee may make any determinations deemed necessary or advisable for the Israeli Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all holders. As described above, only newly hired employees who are residents of Israel and who have not previously been an employee or director of our company or an affiliate, or following a bona fide period of non-employment by us or an affiliate, are eligible to participate in the Israeli Plan. The Israeli Plan provides that the Committee may grant or issue restricted stock awards. Restricted stock awards granted under the Israeli Plan will be granted on the same terms and conditions as restricted stock awards under our Third Amended and Restated 2003 Equity Incentive Plan. Restricted stock awards granted under the Israeli Plan may generally not be sold, pledged, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. In the event of a change of control, restricted stock awards granted under the Israeli Plan will be treated in the same manner as restricted stock awards under our Third Amended and Restated 2003 Equity Incentive Plan. The Committee may amend, suspend or terminate the Israeli Plan at any time, subject to stockholder approval of any such action to the extent necessary to comply with any applicable laws, regulations or rules. Unless terminated earlier, the Israeli Plan shall terminate in December 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all such forms which they file.

To our knowledge, based solely on our review of such reports or written representations from certain reporting persons, we believe that all of the filing requirements applicable to our officers, directors, greater than 10% beneficial owners and other persons subject to Section 16 of the Exchange Act were complied with during the year ended December 31, 2006, except that a Form 4 was filed late for John B. Goodrich, reporting the exercise of stock options under our Third Amended and Restated 2003 Equity Incentive Plan, and the same-day sale of such shares on May 8, 2006.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

Compensation for all named executive officers (NEOs) at Tessera is intended to motivate and reward individual and company performance in meeting annual operating plans, achieving strategic objectives and increasing shareholder value. The Compensation Committee believes that compensation paid to executive officers should be closely aligned with the performance of Tessera on both a short-term and long-term basis. The Compensation Committee links compensation to specific, measurable results intended to create value for stockholders. In addition such compensation programs should assist Tessera in attracting and retaining key executives critical to its long-term success.

The Compensation Committee follows the objectives detailed below in establishing compensation for executive officers:

•	Attract and retain individuals of superior ability and managerial talent;

•	Ensure senior officer compensation is appropriately aligned with Tessera’s corporate strategies, business objectives and the long-term interests of Tessera’s stockholders;

•	Motivate the achievement of key strategic and financial performance measures on an annual basis by linking incentive award opportunities to the achievement of performance goals in these areas; and

•

Reward Officers for increasing Tessera’s stock price over the long-term and maximizing stockholder value. Promote retention of key contributors by providing a portion of total compensation opportunities for senior management in the form of direct ownership in Tessera through restricted stock (contingent upon continued employment and/or achievement of performance criteria) and stock options.

Tessera’s overall compensation program is structured to attract, motivate and retain highly qualified executive officers by providing them with competitive compensation opportunities tied to Tessera’s success and their contribution to that success. Tessera believes compensation should be structured to ensure that a significant portion of potential compensation will be “at risk” directly related to Tessera stock performance and other strategic and financial factors that directly and indirectly influence stockholder value. Accordingly, Tessera sets goals designed to link each NEOs compensation to Tessera’s performance and their own individual performance within Tessera. Consistent with our performance-based philosophy, Tessera provides a base salary to our executive officers which generally makes up less than 50% of total compensation opportunities for executives and includes a significant incentive based component. For Tessera’s senior executive management team, comprised of the Chief Executive Officer, Chief Financial Officer and other NEOs Tessera reserves the largest potential compensation awards for performance and incentive-based programs. Those programs include annual and long-term awards based on the financial performance of Tessera relative to plan, achievement of strategic objectives and increases in Tessera’s stock price. The Compensation Committee allocates total compensation between cash and equity compensation based on an number of objective and subjective factors, including competitive practices among the Peer Group companies (discussed below), the role and responsibilities of the individual executive and the nature of the behaviors the incentives are intended to motivate.

Tessera does not have stock ownership requirements and does not currently have any policy on recovering awards or payments, although Tessera has an insider trading policy that sets certain restrictions on trading windows.

Determination of Compensation Awards

The Compensation Committee is provided with the primary authority to approve the compensation provided to Tessera’s executive officers. Consistent with prior years, an independent compensation consultant, Compensia, Inc., was retained by the Compensation Committee to assist it in the determination of the key elements of the compensation programs. Compensia reports to and is accountable to the Compensation Committee, and the firm may not conduct any other work for Tessera without the authorization of the Compensation Committee. Compensia did not provide any services to Tessera in 2006 beyond its engagement as an advisor to the Compensation Committee. The compensation consultant engaged by the Compensation Committee is an independent consultant specializing in compensation matters in the technology industry.

Compensia provided advice to the Compensation Committee with respect to competitive practices and the amounts and nature of compensation paid to executive officers in similar organizations. Compensia also advised on, among other things, structuring Tessera’s various compensation programs and determining the appropriate levels of salary, bonus and other awards payable to Tessera’s executive officers.

To aid the Compensation Committee in making its determination, the CEO and VP of Human Resources provide recommendations annually to the Compensation Committee regarding the compensation of all executive officers, excluding themselves. Each NEO other than our CEO, in turn, participates in an annual performance review with the CEO to provide input about their contributions to Tessera’s success for the period being assessed. The performance of our senior executive management team is reviewed annually by the Compensation Committee.

Tessera aims to compensate the NEOs in a manner that is tax effective for Tessera without sacrificing the effectiveness of the incentive programs being offered to executives. In practice, all of the annual compensation delivered by Tessera to date has been tax-deductible under Section 162(m) of the Internal Revenue Code, as amended. While any gain from nonqualified stock options should be deductible, to the extent that an option constitutes an “incentive stock option” within the meaning of the Internal Revenue Code, gain recognized by the option holders will not be deductible if there is no disqualifying disposition of the option. In addition, the Compensation Committee has taken steps to ensure that future compensation to Tessera’s NEOs is tax qualified, including the development of an annual cash incentive program that has been submitted to shareholders for approval, as described in Proposal 2 of this Proxy Statement, and the awarding of performance-based restricted stock awards beginning in 2006.

We account for stock-based awards to our employees under the rules of SFAS No. 123(R), which requires us to record the compensation expense over the service period of the award. Accounting rules also requires us to record cash compensation as an expense at the time the obligation is accrued.

Compensation Benchmarking and Peer Group

As discussed above, Tessera reviews competitive compensation practices and the financial performance of a group of peer companies annually. This analysis provides background to the Compensation Committee to ensure that compensation opportunities for executives are competitive with compensation practices in the Peer Group companies and that actual compensation paid to executives is appropriately aligned with Tessera’s performance in the past year. Each year Compensia works with the Compensation Committee to confirm the Peer Group of companies to be included in the competitive assessment. The Peer group for 2006 consisted of 23 companies selected based on the following criteria:

•	Industry (primarily semiconductor companies)

•	Profitability (operating income and net income)

•	Market Capitalization

•	Geographic Location

The peer group selected for 2006 consists of 23 leading semiconductor and intellectual property companies, including Tessera Technologies.

Each year, Compensia surveys the compensation practices of the peer group of companies to assess the competitiveness of Tessera’s compensation programs. The survey also evaluates the financial performance of Tessera relative to those companies to provide the Compensation Committee with a gauge of Tessera’s comparative performance within its peer group.

Tessera does not guarantee that any executive will receive a specific market derived compensation level. The Compensation Committee does intend, however, for the pay program overall to be aligned with the following philosophical positioning:

•	Base Salary: aligned with median competitive practices

•

Cash Bonus Opportunities: aligned with median competitive practices for on-target performance, however participants may receive a smaller award (down to $0) if Tessera does not achieve target and a larger award (capped at a level that approximates the 75th percentile) if Tessera exceeds target

•	Total Equity Incentives: total equity incentive opportunities (combination of performance-based restricted stock awards and stock options) will be aligned with 75th percentile competitive practices

•

Performance Based Restricted Stock Grants awards will have value based on increasing the share price and achieving performance goals over multi-year periods, with the ability for actual award value to fall to as low as $0 in the event of poor performance and for the value to rise (uncapped) in the event of superior performance.

•	Stock Option Grants are made based on an assessment of individual and company performance, and value (if any) will ultimately depend upon the increase in stock price.

•

Other Compensation (perquisites and benefits): To the extent that Tessera provides executives with any perquisites or benefits beyond those provided to all other U.S. based employees, such arrangements will be limited in scope and conservative to market practices.

Based on the competitive assessment conducted at the request of the Compensation Committee, Tessera believes that its executive compensation programs for 2006 and 2007 are generally aligned with the philosophical positioning outlined above.

Base Compensation

Tessera provides its NEOs with a base salary that is structured around the median of the Peer Group. In setting base salaries for Tessera’s executive officers, the Compensation Committee reviewed data from independently conducted compensation surveys using the Peer Group as well as actual salaries reported in the proxy statements of Peer Group companies. The Compensation Committee also considers input from the CEO and Vice President, Human Resources (except for purposes of determining their own salaries), and the performance, criticality and expected future contributions of each executive in determining base salary levels. While base salaries are not considered by the IRS to constitute performance-based compensation, Tessera has not provided any executive with a salary in excess of $1 million, and all base salaries provided to executives are currently deductible. No formulaic base salary increases are provided to the NEOs.

Annual Cash Incentive Plan (MBO Plan)

Performance Goals

Tessera structures its annual cash compensation program to reward executive officers based on Tessera’s performance and the individual executive’s contribution to that performance. This allows executive officers to receive bonus compensation in the event certain specified corporate and individual performance measures are achieved. In determining the compensation awarded to each executive officer based on performance, Tessera evaluates company and individual performance in a number of areas.

The general criteria for evaluating the performance of Tessera and executive officers is based on a set of corporate objectives, which include financial goals such as revenue and pro forma income targets as well as other goals that are critical to the success of Tessera. In addition, each executive’s performance is also measured against individual objectives that support the overall corporate objectives. Fifty percent of the executive’s annual bonus is based on the corporate goals and the remaining 50% is based on his performance against his individual goals. The only exception to this is the Chief Executive Officer, whose annual bonus is tied in full to the corporate goals.

The amounts payable under each of Tessera’s annual performance-based programs are determined based upon Tessera’s actual performance measured against the following performance criteria:

Performance Criteria	Relative Weight
Revenue	30%
Pro Forma Income	20%
Strategic Goals	50%

In the event certain threshold performance levels are exceeded but applicable target levels are not achieved, the executive officers will earn proportionally smaller awards. Incentive amounts to be paid under the performance-based programs may be adjusted by the Compensation Committee to account for unusual events such as extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Compensation Committee does not consider the effect of such events indicative of company performance. At the time the performance goals for the executive officers under the MBO Plan were set, the Compensation Committee believed that the goals would be difficult but achievable with significant effort. Over the past three years, Tessera has achieved performance levels ranging from 73% to 100%, with executive officers achieving between 70% and 98% of their personal goals.

Annual Cash Bonus Target Awards

At the beginning of each year, the Compensation Committee approves threshold, target and maximum bonus opportunities for each NEO. Under this program in 2006, the Chief Executive Officer is eligible to earn up to 100% of his base salary, the Chief Financial Officer is eligible to earn up to 80% of his base salary, each of the executive vice presidents is eligible to earn up to 80% of his or her base salary and each of the senior vice presidents is eligible to earn up to 50% of his or her base salary. The Compensation Committee believes that the payment of this portion of the annual incentive bonus in cash provides incentives necessary to retain executive officers and reward them for short-term company performance.

Equity Incentive Awards

2006 Equity Incentive Program

Tessera’s equity award program is intended to provide executives with opportunities to participate in the appreciation of Tessera’s share price and to create unvested equity award value that will provide a financial incentive for executives to remain with and work for the continued success of the organization. Tessera’s 2006 equity incentive program was comprised of three equity award vehicles:

•

Stock Option Awards: Stock options form the basis of Tessera’s long-term incentive program. Stock options align the interests of management and shareholders by rewarding increases in shareholder value.

•

Time-Based Restricted Stock Awards: Tessera has used restricted stock awards on a targeted basis to top performers and key new hires. Restricted stock awards provide immediate, unvested in-the-money value to the recipient. By providing restricted stock awards to critical employees, Tessera has strengthened the financial retention value of the compensation program.

•

Time and Performance-Based Restricted Stock Awards: Beginning in the fall of 2006, the Compensation Committee decided to replace time-based restricted stock awards for top performers with performance-based restricted stock awards. Performance-based restricted stock awards allow key executives to earn full value shares of stock.

Stock Option Awards

Tessera typically awards stock option grants to executives upon hire and as part of the annual equity award program. Stock option grant guidelines are developed reflecting competitive market practices and the desired mix of long-term incentives between stock options and restricted stock awards. The Compensation Committee considers the guidelines, the performance and expected contributions of the executive, the executive’s unvested equity holdings and input from the CEO (except with regard to his own compensation) and other members of the Board in determining individual executive awards.

Stock options granted under the various stock plans generally have a four-year vesting schedule in order to provide an incentive for continued employment and generally expire ten years from the date of the grant, subject to earlier termination in the event of termination of employment. This provides a reasonable time frame in which to align the executive officer with the price appreciation of Tessera’s shares. The exercise price of options granted under the stock plans is 100% of the fair market value of the underlying stock on the date of grant.

Time-Based Restricted Stock

As discussed above, we have historically awarded time-based restricted stock to selected new hires and to top performers as part of the annual award program. The Compensation Committee believes that restricted stock awards are an effective tool for adding an immediate financial incentive to remain with and work for Tessera that will mitigate potential attempts by labor market competitors to recruit critical employees.

Time-based restricted stock awards granted under the various stock plans generally have a four-year vesting schedule in order to provide an incentive for continued employment.

Time and Performance-Based Equity Restricted Stock Award

In the fall of 2006, the Compensation Committee decided to enhance the restricted stock awards by adding performance requirements to the vesting criteria. The objective of these award is to:

•	Increase the unvested equity award value for participants in order to add an immediate financial incentive to remain with Tessera;

•	Ensure that equity awards granted to executives are deductible under 162(m) to the maximum extent possible; and

•	Provide a mechanism to reflect the success of the company in meeting key performance objectives.

To create an award that meets all three criteria, the Compensation Committee developed an award which will vest up to 25% after each of the four full fiscal years following the date of the award. Awards will generally be made in conjunction with Tessera’s annual equity award program, which is expected to occur in the Fall of each year. Each 25% tranche of the award will vest subject to the achievement of three criteria:

•

Continued employment through the date the performance results are certified by the Compensation Committee (no later than the end of the first quarter of the fiscal year following the year for which performance is being measured).

•

Achievement of the threshold performance metric. In order to ensure that the awards will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, the Compensation Committee has set threshold operating income requirements that must be met before any tranche of the award will vest. In order for any shares to vest in a given performance period, Tessera must produce non-negative operating income for that performance period.

•

Achievement of the annual performance objectives. At the beginning of each fiscal year, the Compensation Committee will set performance goals applicable to the tranche of the performance-based restricted stock award scheduled to vest that given year. The performance goals will generally be a combination of financial and strategic objectives that are supportive of Tessera’s strategic plan. For 2006 awards, the annual performance objectives are the same as the corporate objectives under the cash bonus program. Provided that the threshold performance metric was satisfied, between 0% and 100% of each tranche will vest based the achievement against these objectives.

Defined Contribution Plans

Tessera has a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”) to cover eligible employees of Tessera and any designated affiliate in the USA. The 401(k) Plan permits eligible employees of Tessera to defer up to the maximum dollar amount allowed by law. The dollar limit for 2007 is $15,500. Employees 50 years of age or older are entitled to contribute an additional $5,000 in 2007. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. Tessera currently makes discretionary matching contributions to the 401(k) Plan in an amount equal to fifty percent of deferrals up to a maximum of three percent of the participant’s annual base pay in 2007 and subject to certain other limits. Employer contributions to the Plan are vested as follows: 25% after one year of service, 50% after two years of service, 75% after three years of service and 100% after four years of service. Employees of Tessera 21 years of age or older are eligible to participate in the 401(k) Plan as of the date of hire.

Change of Control and Severance Arrangements

We provide a “double trigger” severance and change of control policy for the NEOs. Tessera believes that a double trigger policy is consistent with the objectives of providing the highest possible return to shareholders by allowing management to be able to effectively participate with the shareholders in the event of a change of control transaction, without compelling the executive officer to remain employed under new ownership. The terms of the severance agreements to which Tessera has entered into with each of the NEOs are consistent with our double trigger policy. Under the severance agreements, in the event that the executive resigns for good reason, in each case within 12 months following a change of control of Tessera, the NEOs are entitled to receive six months’ base salary and 12 months’ accelerated vesting of any unvested options or shares of common stock subject to stock awards. This accelerated vesting is in addition to any accelerated vesting provided under our stock option plan.

Other Elements of Compensation and Perquisites

Long Term Disability Insurance. Tessera provides supplemental Long Term Disability Insurance (LTD) to all qualified, highly compensated employees. Highly compensated employees are defined as those employees whose monthly income is higher than $13,333 or $160,000 per year. NEOs are eligible to participate in this program along with other eligible employees.

Policies with Respect to Equity Compensation Awards

Tessera evaluates the allocation of equity awards among stock option grants, restricted stock grants, stock appreciation rights, participation units and the various other products available under Tessera’s 2006 Plan by reference to the Peer Group discussed above. Tessera grants options with a per share exercise price of no less than the fair market value of the underlying shares on the date of grant. Until March 2007, under the terms of Tessera’s equity incentive plan, fair market value was defined as the last closing sales price per share on the NASDAQ on the date immediately preceding the date of grant. In March 2007, the Board of Directors approved an amendment to the equity incentive plan, which provides that the per share exercise price of an option shall be equal to the last closing sales price per share on the NASDAQ on the date of grant.

Restricted stock awards are made under the compensation programs discussed above at the first meeting of the Compensation Committee following the termination of the year, with the effective date for such grant occurring the later of the date of such meeting or the day following the earnings release for the applicable year end. Tessera may also make grants of equity incentive awards at the discretion of the Compensation Committee or the board of directors in connection with the hiring of new NEOs.

The following Compensation Committee Report and Audit Committee Report are not considered proxy solicitation materials and are not deemed filed with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of the Company’s filings made under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate filings made by the Company under those statutes, the Compensation Committee Report and Audit Committee Report shall not be incorporated by reference into any prior filings or into any future filings made by the Company under those statutes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the “Compensation Committee”) has furnished this report on executive compensation. None of the members of the Compensation Committee is currently an officer or employee of the Company and all are “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee is responsible for designing, recommending to the Board of Directors for approval and evaluating the compensation plans, policies and programs of the Company and reviewing and approving the compensation of the Chief Executive Officer and other officers and directors.

This report, filed in accordance with Item 407(e)(5) of Regulation S-K, should be read in conjunction with the other information relating to executive compensation which is contained elsewhere in this proxy statement and is not repeated here.

In this context, the Compensation Committee hereby reports as follows:

1. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section contained herein with management.

2. Based on the review and discussions referred to in paragraph (1) above, the Compensation Committee recommended to our board of directors, and our Board of Directors has approved, that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A for filing with the SEC.

March 30, 2007

COMPENSATION COMMITTEE

ROBERT J. BOEHLKE, CHAIRMAN

HENRY R. NOTHHAFT

DAVID C. NAGEL, PH.D.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Audit Committee”) has furnished this report concerning the independent audit of the Company’s financial statements. Each member of the Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and rulemaking of the Securities and Exchange Commission (the “SEC”) and the National Association of Securities Dealers regulations. A copy of the Audit Committee Charter is available on the Company’s website at http://www.tessera.com.

The Audit Committee’s responsibilities include assisting the Board of Directors regarding the oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Independent Registered Public Accounting Firm’s qualifications and independence, and the performance of the Company’s internal audit function and the Independent Registered Public Accounting Firm.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s financial statements for the fiscal year ended December 31, 2006, with the Company’s management and PricewaterhouseCoopers LLP, the Company’s Independent Registered Public Accounting Firm. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP, with and without management present, their evaluation of the Company’s internal accounting controls and overall quality of the Company’s financial reporting. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees, as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications)). The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee discussed the independence of PricewaterhouseCoopers LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

The Audit Committee and the Board also have recommended, subject to stockholder approval, the selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2007.

March 30, 2007

AUDIT COMMITTEE

ROBERT A. YOUNG, PH.D., CHAIRMAN

ROBERT J. BOEHLKE

JOHN B. GOODRICH

OTHER MATTERS

We are not aware of any matters that may come before the meeting other than those referred to in the Notice of Annual Meeting of Stockholders. If any other matter shall properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote all proxies in accordance with their best judgment.

Our Annual Report for the fiscal year ended December 31, 2006 has been mailed with this proxy statement.

By Order of the Board of Directors TESSERA TECHNOLOGIES, INC. Sincerely,

MICHAEL A. FORMAN Corporate Secretary

San Jose, California

April 6, 2007

APPENDIX A

TESSERA TECHNOLOGIES, INC.

2007 PERFORMANCE BONUS PLAN

FOR EXECUTIVE OFFICERS AND KEY EMPLOYEES

The Tessera Technologies, Inc. 2007 Performance Bonus Plan for Executive Officers and Key Employees (the “Plan”) is designed to motivate and reward certain executive officers and key employees of Tessera Technologies, Inc., a Delaware corporation (the “Company”), and of its subsidiaries to produce results that increase stockholder value and to encourage individual and team behavior that helps the Company achieve both short and long-term corporate objectives.

The Board of Directors of the Company (the “Board”) has adopted this Plan, effective with respect to Bonus Awards for Performance Periods (as such terms are hereinafter defined) beginning on or after January 1, 2007, subject to approval of the Plan by the stockholders of the Company.

ARTICLE I.

CERTAIN DEFINITIONS

Section 1.1—Base Compensation.    “Base Compensation” of a Participant for a Performance Period shall mean the Participant’s regular base salary, excluding bonuses, expense reimbursements, moving expenses, fringe benefits, stock options, restricted stock and other stock-based awards, and other payments that are not considered part of regular base salary, paid during such Performance Period, without regard to any reduction under a plan subject to Section 125 or 401(k) of the Code.

Section 1.2—Bonus Awards.    “Bonus Award” shall be a bonus award granted pursuant to and in accordance with the terms and conditions of this Plan.

Section 1.3—Change in Control.    “Change in Control” shall have the meaning ascribed to such term in the Equity Incentive Plan.

Section 1.4—Code.    “Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.5—Committee.    “Committee” shall mean the Compensation Committee of the Board, or such other committee as may be appointed by the Board consisting solely of two or more Directors, each of whom constitutes as an “outside director” for purposes of Section 162(m) of the Code.

Section 1.6—Common Stock.    “Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

Section 1.7—Director.    “Director” shall mean a member of the Board.

Section 1.8—Eligible Individual.    “Eligible Individual” shall mean the Company’s Chief Executive Officer and President and such other executive officers and key employees of the Company, or of any of its subsidiaries, as the Committee may determine in its discretion.

Section 1.9—Equity Incentive Plan.    “Equity Incentive Plan” shall mean the Tessera Technologies, Inc. Third Amended and Restated 2003 Equity Incentive Plan, as amended from time to time.

Section 1.10—Fair Market Value.    “Fair Market Value” shall have the meaning ascribed to such term in the Equity Incentive Plan.

Section 1.11—GAAP.    “GAAP” shall mean United States generally accepted accounting principles.

Section 1.12—Good Reason.    “Good Reason” shall mean the occurrence of any of the following events without the Participant’s written consent: (i) the relocation of the Participant’s place of employment to a location more than thirty (30) miles from the location immediately prior to the relocation or (ii) a reduction in the Participant’s Base Compensation or job-related duties with the Company (or subsidiary of the Company, as applicable).

Section 1.13—Participant.    “Participant” shall mean any Eligible Individual selected by the Committee to be granted a Bonus Award.

Section 1.14—Performance Goals.    “Performance Goals” shall have the meaning set forth in Section 2.2 hereof.

Section 1.15—Performance Period.    “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and payment of, a Bonus Award.

ARTICLE II.

BONUS AWARDS

Section 2.1—Participants; Bonus Awards.    The Committee, in its sole discretion, may grant Bonus Awards with regard to any given Performance Period to one or more of the Eligible Individuals the Committee selects. At the time a Bonus Award is granted pursuant to this Section 2.1, the Committee shall specify the maximum bonus amount to be paid upon the achievement of the Performance Goals established in accordance Section 2.2 hereof, which bonus amount may be a specific dollar amount, or a specified percentage of the Participant’s Base Compensation for a Performance Period, subject to Section 2.4 hereof.

Section 2.2—Performance Goals.    For each Performance Period with regard to which one or more Eligible Individuals is selected by the Committee to receive a Bonus Award, the Committee shall establish in writing one or more objectively determinable Performance Goals for such Bonus Award, based upon one or more of the following business criteria, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to the results of a peer group:

•	revenue;

•	sales;

•	cash flow;

•	earnings per share of Common Stock (including earnings before any one or more of the following: (i) interest, (ii) taxes, (iii) depreciation, or (iv) amortization);

•	return on equity;

•	total stockholder return;

•	return on invested capital;

•	return on assets or net assets;

•	income or net income or pre-tax income;

•	operating income or net operating income;

•	operating profit or net operating profit;

•	operating margin;

•	cost reductions or savings or expense management;

•	funds from operations;

•	appreciation in the Fair Market Value of shares of Common Stock

•	research and development expenses (including research and development expenses as a percentage of sales or revenues);

•	working capital;

•	market share;

•	completion of acquisitions and partnerships;

•	implementation of new technology by customers/partners;

•	completion of settlements and/or licensing arrangements; and

•	new product/technology development milestones.

Depending on the performance criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division or business unit. The Committee, in its discretion, may specify different Performance Goals for each Bonus Award. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of determining whether and to what extent the specified Performance Goal has been achieved for the Performance Period; provided, however, that, subject to Section 2.3 hereof, the achievement of each performance criteria shall be determined in accordance with GAAP to the extent applicable.

Section 2.3—Adjustments to Performance Components.    For each Bonus Award, the Committee, in its discretion, may, at the time of grant, specify in the Bonus Award that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals established under Section 2.2 hereof. Such adjustments may include or exclude one or more of the following:

•	items that are extraordinary or unusual in nature or infrequent in occurrence, including one-time or non-recurring items;

•	items related to a change in accounting principles under GAAP;

•	items related to financing activities;

•	expenses for restructuring or productivity initiatives;

•	other non-operating items;

•	items related to acquisitions, including transaction-related charges and amortization;

•	items attributable to the business operations of any entity acquired by the Company during the Performance Period;

•	items related to the disposal of a business or segment of a business;

•	items related to discontinued operations that do not qualify as a segment of a business under GAAP;

•	taxes;

•	stock-based compensation;

•	non-cash items; and

•	any other items of significant income or expense which are determined to be appropriate adjustments.

Section 2.4—Award Limit.    The maximum aggregate amount of all Bonus Awards granted to a Participant with regard to any calendar year shall not exceed $2,000,000. For purposes of this Section 2.4, Bonus Award payments made in shares of Common Stock shall count against aggregate Bonus Award limit based upon the Fair Market Value of such shares on the date the Bonus Award payment is made.

Section 2.5—Other Incentive Awards.    The Plan is not the exclusive means for the Committee to award incentive compensation to Participants and does not limit the Committee from making additional discretionary incentive awards. No employee of the Company or any of its subsidiaries has a guaranteed right to any discretionary bonus as a substitute for a Bonus Award in the event that Performance Goals are not met or that the Company’s stockholders fail to approve or reapprove the Plan.

ARTICLE III.

PAYMENT OF BONUS AWARD

Section 3.1—Form of Payment.    Each Participant’s Bonus Award may be paid, at the option of the Committee, in cash, or in Common Stock or right to receive Common Stock (such as restricted stock or restricted stock units), or in any combination of cash and Common Stock or right to receive Common Stock (such as restricted stock or restricted stock units). Bonus Award payments made in Common Stock shall be made in accordance with the provisions of the Equity Incentive Plan.

Section 3.2—Certification.    Following the completion of each Performance Period and prior to the distribution of any payment for a Bonus Award granted under the Plan with respect to such Performance Period, the Committee shall certify in writing whether the applicable Performance Goals were achieved for the Performance Period to which the Bonus Award relates.

Section 3.3—Negative Discretion.    In determining the amount payable to a Participant with respect to the Participant’s Bonus Award, the Committee shall have the right, in its sole discretion, to reduce or eliminate (but not increase) the amount otherwise payable under the Bonus Award to take into account recommendation of the Chief Executive Officer of the Company and such additional factors, if any, that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

Section 3.4—Timing of Payment.

(a) Unless otherwise determined by the Committee, each Bonus Award shall be paid as soon as practicable after the Committee certifies in writing that the Performance Goals specified for such Bonus Award were in fact satisfied.

(b) Bonus Award payments are not intended to constitute a deferral of compensation subject to Section 409A of the Code and are intended to satisfy the “short-term deferral” exemption under the Treasury Regulations pursuant to Section 409A of the Code. Subject to subsection 3.4(a) hereof, and to the extent necessary to cause the Bonus Awards under the Plan to satisfy the “short-term deferral” exemption under the Treasury Regulations pursuant to Section 409A of the Code, Bonus Award payments under the Plan shall be made not later than the later of (i) the fifteenth day of the third month following the Participant’s first taxable year in which the right to receive payment of the Bonus Award is no longer subject to a substantial risk of forfeiture, or (ii) the fifteenth day of the third month following the Company’s first taxable year in which the right to receive payment of the Bonus Award is no longer subject to a substantial risk of forfeiture.

Section 3.5—Terminations.    Except as provided in Section 3.6 hereof, if a Participant’s employment with the Company (or any of its subsidiaries, as applicable) is terminated for any reason other than death or disability prior to payment of any Bonus Award payment, all of the Participant’s rights under the Plan shall terminate and the Participant shall not have any right to receive any further payments with respect to any Bonus Award granted under the Plan. The Committee, in its discretion, may determine what portion, if any, of the Participant’s Bonus Award under the Plan should be paid if the Participant’s employment has been terminated by reason of death or disability.

Section 3.6—Change in Control.    If a Change in Control occurs after the close of a Performance Period, a Participant’s Bonus Award shall be paid based on performance in relation to the specified Performance Goals. In the event that during a Performance Period (i) a Participant’s employment is terminated by the Company for any reason other than for cause, death or disability or (ii) a Participant resigns for Good Reason from his employment with the Company (or a subsidiary of the Company, as applicable), and such termination or resignation occurs within 12 months following a Change in Control, the Participant shall be paid a bonus prorated to the effective date of the employment termination and all Performance Goals shall be deemed to be met at 100% of the Performance Goals. Notwithstanding anything to the contrary in Section 3.4 hereof, the payment of a Bonus Award pursuant to this Section 3.6 shall be paid within 30 days of the Participant’s termination of employment.

ARTICLE IV.

SECTION 162(M) OF THE CODE

Section 4.1—Qualified Performance Based Compensation.    The Committee, in its discretion, may determine whether a Bonus Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder, and may take such actions as it may deem necessary to ensure that such Bonus Award will so qualify. Any such Bonus Award shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) and any Treasury Regulations or rulings issued thereunder that are requirements for qualifications as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

Section 4.2—Performance Goals.

(a) The Committee may, in its discretion, establish the specific Performance Goal or Goals under Section 2.2 hereof that must be achieved in order for a Participant to become eligible to receive a Bonus Award payment (including any specific adjustments to be made under Section 2.3 hereof). The Performance Goals (including any adjustments) shall be established in writing by the Committee; provided, however, that the achievement of such Performance Goals shall be substantially uncertain at the time such Performance Goals are established in writing.

(b) With respect to any Bonus Award which the Committee determines should qualify as performance-based compensation, the applicable Performance Goals described in Section 2.2 hereof (including any adjustments to be made under Section 2.3 hereof) shall be established in writing no later than the 90th day following the commencement of the Performance Period to which the Performance Goals relate; provided, however, that in no event shall the Performance Goals be established after 25% of the Performance Period (as scheduled in good faith at the time the Performance Goals are established) has elapsed.

ARTICLE V.

ADMINISTRATION

Section 5.1—Committee.

(a) The Committee shall consist solely of two or more Directors appointed by and holding office at the pleasure of the Board, each of whom constitutes an “outside director” within the meaning of Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder.

(b) Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

Section 5.2—Duties and Powers of Committee.    It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Section 162(m) of the Code are required to be determined in the sole and absolute discretion of the Committee.

Section 5.3—Determinations of the Committee or the Board.    All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No members of the Committee or the Board shall be personally liable for any action, inaction, determination or interpretation made in good faith with respect to the Plan or any Bonus Award, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

Section 5.4—Majority Rule; Unanimous Written Consent.    The Committee shall act by a majority of its members in office. The Committee may act either by majority vote at a meeting or by a memorandum or other written instrument signed by all of the members of the Committee.

ARTICLE VI.

OTHER PROVISIONS

Section 6.1—Amendment, Suspension or Termination of the Plan.    This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, with respect to Bonus Awards granted under the Plan which the Committee determines should constitute qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder, no action of the Board or the Committee may modify the Performance Goals (or adjustments) applicable to any outstanding Bonus Award, to the extent such modification would cause the Bonus Award to fail to constitute qualified performance-based compensation.

Section 6.2—Effective Date.    This Plan shall be effective as of January 1, 2007 (the “Plan Effective Date”), subject to stockholder approval. The Committee may grant Bonus Awards at any time on or after the Plan Effective Date, provided that no amount shall be paid with respect to any Bonus Award unless and until the Plan is approved by the Company’s stockholders in accordance with Section 6.3 hereof.

Section 6.3—Approval of Plan by Stockholders.

(a) This Plan shall be submitted for the approval of the Company’s stockholders at the annual meeting of stockholders to be held in 2007. In the event that this Plan is not so approved, this Plan shall cease to be effective and no payment shall be made with respect to any Bonus Award.

(b) The Plan shall be subject to reapproval by the stockholders of the Company not later than the first stockholder meeting that occurs in the fifth year following the year in which the stockholders last approved the Plan, as required under the Treasury Regulations pursuant to Section 162(m) of the Code. In the event that the Plan is not so reapproved, no further Bonus Awards shall be granted under the Plan on or after the date of such stockholder meeting and any outstanding Bonus Award shall be paid in accordance with the terms and conditions of the Plan and such Bonus Award.

Section 6.4— Tax Withholding.

The Company shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes required by law to be withheld with respect to any taxable event concerning a Participant arising in connection with a Bonus Award.

TESSERA

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

000004

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 17, 2007.

Vote by Internet

Log on to the Internet and go to www.investorvote.com

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

123456 C0123456789 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals -- The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2 - 3.

1. Election of Directors:

For Withhold For Withhold For Withhold +

01 - Robert J. Boehlke 02 - John B. Goodrich 03 - Al S. Joseph, Ph.D. 04 - Bruce M. McWilliams, Ph.D. 05 - David C. Nagel, Ph.D.

06 - Henry R. Nothhaft 07 - Robert A. Young, Ph.D.

For Against Abstain

2. Approval of the Company’s 2007 Performance Bonus Plan for Executive Officers and Key Employees.

3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for the Company for the fiscal year ending December 31, 2007.

4. The Board of Directors is not aware of any other business to come before the Annual Meeting. However, in their discretion, the Proxies appointed on the reverse side are authorized to vote in their discretion upon any other business that may properly come before the meeting or any postponements or adjournments thereof.

B Non-Voting Items

Change of Address -- Please print new address below. Meeting Attendance

Mark box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy card. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

1 U P X 0 1 2 8 5 6 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND <STOCK#> 00P2IE +

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

TESSERA

Proxy — Tessera Technologies, Inc.

PROXY FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

TESSERA TECHNOLOGIES, INC. - MAY 17, 2007

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) to be held May 17, 2007 and the proxy statement, and appoints Bruce M. McWilliams and Michael A. Forman, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Tessera Technologies, Inc. (the “Company”) held by the undersigned on March 27, 2007 that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders to be held at the Tessera North America, 9815 David Taylor Drive, Charlotte, NC 28262, May 17, 2007 at 2:30 p.m. Eastern Daylight Time, and at any adjournment(s) or postponement(s) thereof in the manner set forth on the reverse side.

This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy card will be voted FOR election of the nominees listed in item 1, FOR proposal 2 and FOR proposal 3.

(Continued and to be voted on the reverse side)